UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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INVESTAR HOLDING CORPORATION

(Name of Registrant as Specified in its Charter)

______________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2021 Notice and Proxy Statement

INVESTAR HOLDING CORPORATION

10500 Coursey Boulevard

Baton Rouge, Louisiana 70816

April 6, 2021

Dear Shareholder:

On behalf of the board of directors, we cordially invite you to attend the 2021 Annual Meeting of Shareholders of Investar Holding Corporation. The annual meeting will be held beginning at 3:00 p.m., Central time, on Wednesday, May 19, 2021 at Investar Bank, 10500 Coursey Boulevard, Third Floor, Baton Rouge, Louisiana 70816. The formal notice of the annual meeting appears on the next page. At the annual meeting, you will be asked to:

1.	Elect 12 directors, each to serve a one-year term;

2.	Ratify the appointment of Horne LLP as Investar Holding Corporation’s independent registered public accounting firm for the 2021 fiscal year;

3.	Approve, on an advisory basis, the compensation of our named executive officers;

4.	Approve the Amended and Restated Investar Holding Corporation 2017 Long-Term Incentive Compensation Plan; and

5.	Transact such other business as may properly come before the annual meeting or any adjournments thereof.

The accompanying proxy statement provides detailed information concerning the matters to be acted upon at the annual meeting. We urge you to review this proxy statement and each of the proposals carefully. It is important that your views be represented at the annual meeting regardless of the number of shares of our common stock you own or whether you are able to attend the annual meeting in person.

A copy of our 2021 proxy statement, proxy card and our Annual Report on Form 10-K for the year ended December 31, 2020 (which serves as our annual report to shareholders) is being made available to our shareholders online, on or about April 6, 2021, at http://www.proxydocs.com/ISTR.

You may vote your shares via a toll-free telephone number, on the Internet, or by signing, dating and mailing a proxy card. Instructions regarding the three methods of voting by proxy are contained in the notice of internet availability of proxy materials. If you are the record holder of shares of our common stock, you may vote in person at the annual meeting. The accompanying proxy statement explains how to obtain directions to the meeting.

On behalf of our board of directors, I would like to express our appreciation for your continued interest in Investar Holding Corporation.

Sincerely,

John J. D’Angelo

President and Chief Executive Officer

INVESTAR HOLDING CORPORATION

10500 Coursey Boulevard

Baton Rouge, Louisiana 70816

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME:	3:00 p.m., Central time, on Wednesday, May 19, 2021

PLACE:

Investar Bank

10500 Coursey Boulevard, Third Floor

Baton Rouge, Louisiana 70816

You can obtain directions to Investar Bank by contacting Patrice Theriot by email at patrice.theriot@investarbank.com or by telephone at (225) 448-5468.

ITEMS OF BUSINESS:

1.  To elect 12 directors, each to serve a one-year term.

2.  To ratify the appointment of Horne LLP as Investar Holding Corporation’s independent registered public accounting firm for the 2021 fiscal year.

3.  To approve, on an advisory basis, the compensation of our named executive officers.

4.  To approve the Amended and Restated Investar Holding Corporation 2017 Long-Term Incentive Compensation Plan.

5.  To transact such other business as may properly come before the annual meeting or any adjournments thereof.

RECORD DATE:	You are entitled to notice of and to attend or vote at the 2021 Annual Meeting of Shareholders if you were a shareholder of record as of the close of business on March 22, 2021.

ANNUAL REPORT:	Our Annual Report on Form 10-K for the year ended December 31, 2020 (which serves as our annual report to shareholders), which is not part of the proxy solicitation material, is accessible online at http://www.proxydocs.com/ISTR.

PROXY VOTING:	It is important that your shares be represented and voted at the 2021 Annual Meeting of Shareholders. You may vote your shares via a toll-free telephone number, on the Internet or by completing, signing, dating and mailing a proxy card. Instructions regarding the three methods of voting are contained in the notice of internet availability of proxy materials. Any proxy may be revoked at any time prior to its exercise at the annual meeting.

By Order of the Board of Directors,

John J. D’Angelo

President and Chief Executive Officer

Baton Rouge, Louisiana

April 6, 2021

* Due to the ongoing COVID-19 pandemic, we are implementing safety protocols for our annual meeting. All attendees will be required to wear masks and follow social distancing protocols. We reserve the right to implement other safety measures as we deem prudent or as required by any applicable laws or government orders. In the event that it is not possible or advisable to hold our annual meeting in person in Baton Rouge, Louisiana as originally planned, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Any such change, including details on how to participate, would be announced in advance via press release, a copy of which would be filed with the SEC as additional proxy solicitation materials and posted on our website at www.investarbank.com.

Important Notice Regarding the Availability of Proxy Materials for

the Shareholder Meeting to be held on May 19, 2021:

Investar Holding Corporation’s 2020 proxy statement, proxy card and Annual Report on Form 10-K for the year ended December 31, 2020 are available at http://www.proxydocs.com/ISTR

i

INVESTAR HOLDING CORPORATION

______________________________

PROXY STATEMENT

______________________________

ii

INVESTAR HOLDING CORPORATION

______________________________________________

PROXY STATEMENT

______________________________________________

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, MAY 19, 2021

We are making this proxy statement available to the shareholders of Investar Holding Corporation in connection with the solicitation of proxies by its board of directors for use at the 2021 Annual Meeting of Shareholders of Investar Holding Corporation to be held at 3:00 p.m., Central time, on Wednesday, May 19, 2021, at Investar Bank, 10500 Coursey Boulevard, Third Floor, Baton Rouge, Louisiana 70816, as well as in connection with any adjournments or postponements of the annual meeting. In this proxy statement, Investar Holding Corporation is referred to as “Investar”, “we”, “our”, “us” or the “Company”, and Investar Bank is referred to as the “Bank.”

As required by the rules of the Securities and Exchange Commission, or SEC, we are making this proxy statement, our proxy card and our Annual Report on Form 10-K for the year ended December 31, 2020 (which serves as our annual report to shareholders) available to our shareholders electronically. On April 6, 2021, we posted these materials online at http://www.proxydocs.com/ISTR.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING, VOTING YOUR SHARES

AND THE PROXY MATERIALS

Who is soliciting proxies from the shareholders?

Our board of directors, on behalf of the Company, is soliciting your proxy. The proxy provides you with the opportunity to vote on the proposals presented at the annual meeting, whether or not you attend the meeting.

When and where will the annual meeting be held?

The 2021 Annual Meeting of Shareholders will be held at 3:00 p.m., Central time, on Wednesday, May 19, 2021 at Investar Bank, 10500 Coursey Boulevard, Third Floor, Baton Rouge, Louisiana 70816. To obtain directions to attend the annual meeting, please contact Patrice Theriot by email at patrice.theriot@investarbank.com or by telephone at (225) 448-5468.

Due to the ongoing COVID-19 pandemic, we are implementing safety protocols for our annual meeting. All attendees will be required to wear masks and follow social distancing protocols. We reserve the right to implement other safety measures as we deem prudent or as required by any applicable laws or government orders. In the event that it is not possible or advisable to hold our annual meeting in person in Baton Rouge, Louisiana as originally planned, we will announce alternative arrangements for the annual meeting as promptly as practicable, which may include holding the annual meeting solely by means of remote communication. Any such change, including details on how to participate, would be announced in advance via press release, a copy of which would be filed with the SEC as additional proxy solicitation materials and posted on our website at www.investarbank.com.

What will be voted on at the annual meeting?

1.	The election of 12 directors, each to serve a one-year term;

2.	The ratification of the appointment of Horne LLP as Investar Holding Corporation’s independent registered public accounting firm for the 2021 fiscal year;

3.	The approval, on an advisory basis, of the compensation of our named executive officers; and

4.	The approval of the Amended and Restated Investar Holding Corporation 2017 Long-Term Incentive Compensation Plan.

Your proxy will also give the proxy holders discretionary authority to vote the shares represented by the proxy on any other matter that is properly presented for action at the annual meeting. Our board does not expect to bring any other matter before the annual meeting and is not aware of any other matter that may be considered at the annual meeting. In addition, under our Amended and Restated By-laws (“By-laws”), the time has expired for any shareholder to properly bring a matter before the annual meeting. However, in the unexpected event that any other matter does properly come before the annual meeting, subject to applicable SEC rules, the proxy holders will vote the proxies in their discretion.

How will we solicit proxies and who bears the cost of proxy solicitation?

Our directors, officers and employees may solicit proxies by telephone, mail, facsimile, the Internet or overnight delivery service. These individuals do not receive separate compensation for these services. Also, we have retained and pay a fee to American Stock Transfer & Trust Company, LLC to perform services in connection with our common stock, including assistance with the solicitation of proxies, but we pay no separate compensation to American Stock Transfer & Trust Company, LLC solely for the solicitation of proxies. Finally, in accordance with SEC regulations, we will reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners.

Who can vote at the annual meeting?

Our board of directors has fixed the close of business on Monday, March 22, 2021, as the record date for our annual meeting. Only shareholders of record on that date are entitled to receive notice of and vote at the annual meeting. As of March 22, 2021, our only outstanding class of securities was common stock, $1.00 par value per share. On that date, we had 40,000,000 shares of common stock authorized, of which 10,476,748 shares were outstanding.

If you, rather than your broker, are the record holder of our stock, you can vote either in person at the annual meeting or by proxy, whether or not you attend the annual meeting. If you would like to attend the annual meeting in person and need directions, please contact Patrice Theriot by email at patrice.theriot@investarbank.com or by telephone at (225) 448-5468. You may vote your shares by proxy via a toll-free telephone number, on the Internet or by signing, dating and mailing a proxy card that will be mailed to you if you request delivery of a full set of proxy materials. Instructions regarding the methods of voting by proxy are contained on the notice of internet availability of proxy materials.

How many votes must be present to hold the annual meeting?

A “quorum” must be present to hold our annual meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the annual meeting constitutes a quorum. Your shares, once represented for any purpose at the annual meeting, are deemed present for purposes of determining a quorum for the remainder of the meeting and for any adjournment, unless a new record date is set for the adjourned meeting. This is true even if you abstain from voting with respect to any matter brought before the annual meeting.

How many votes does a shareholder have per share?

Our shareholders are entitled to one vote for each share held.

What is the required vote on each proposal?

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes
No. 1: Election of 12 director nominees	For or withhold on each nominee	Plurality of shares voted	N/A	No effect
No. 2: Ratification of the appointment of our independent registered public accounting firm	For, against or abstain	Affirmative vote of a majority of the votes actually cast	No effect	N/A
No. 3: Approval, on an advisory basis, of the compensation of our named executive officers	For, against or abstain	Affirmative vote of a majority of the votes actually cast	No effect	No effect
No. 4: Approval of the Amended and Restated Investar Holding Corporation 2017 Long-Term Incentive Compensation Plan	For, against or abstain	Affirmative vote of a majority of the votes actually cast	No effect	No effect

Although the vote is non-binding, our board will consider the outcome of the advisory vote on the compensation of our named executive officers (the “say-on-pay vote”) when establishing our compensation philosophy and in making future compensation decisions.

How will the proxy be voted and how are votes counted?

If your shares are registered directly in your name, you are the shareholder of record of those shares, and these proxy materials have been made available to you by us. If you vote by proxy (either by properly completing and returning a paper proxy card or submitting voting instructions by telephone or on the Internet), the shares represented by your proxy will be voted at the annual meeting as you instruct, including any adjournments or postponements of the meeting. If you return a signed proxy but do not provide any voting instructions on the proxy, your shares will be voted at the annual meeting and any adjournments or postponements in accordance with the recommendations of the board as follows:

1.	“FOR” the election of each director nominee.

2.	“FOR” the ratification of Horne LLP as our independent registered public accounting firm for 2021.

3.	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

4.	“FOR” the approval of the Amended and Restated Investar Holding Corporation 2017 Long-Term Incentive Compensation Plan.

If your shares are held in a stock brokerage account by a bank, broker or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker or other nominee that is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker or other nominee holding your shares in street name on how to vote your shares and must provide voting instructions to your bank, broker or other nominee, or your shares will not be voted on any proposal on which your bank, broker or the other party does not have discretionary authority to vote. The New York Stock Exchange (“NYSE”) rules determine which proposals presented at annual meetings of shareholders are “routine” or “non-routine.” If a proposal is determined to be routine, your bank, broker or other nominee has discretionary authority and may vote your shares on the proposal without receiving voting instructions from you. If a proposal is determined to be non-routine, your bank, broker, or other nominee does not have discretionary authority and may not vote your shares on the proposal without receiving your voting instructions. The ratification of Horne LLP as our independent registered public accounting firm is considered a routine matter; however, the election of directors, the approval of the compensation of our named executive officers, and the approval of the Amended and Restated Investar Holding Corporation 2017 Long-Term Incentive Compensation Plan are considered non-routine matters.

A “broker non-vote” occurs when a bank, broker or other party holding shares for which you are a beneficial owner returns a valid proxy, but does not vote on a particular proposal because it does not have discretionary authority to vote on the matter and has not received voting instructions from the shareholder for whom it is holding shares. If a broker non-vote occurs with respect to any matter to be considered at the annual meeting, shares that are not voted will be treated as shares present for the purpose of determining whether a quorum is present at the meeting, but will not be considered present for purposes of calculating the vote on a particular matter, or counted as a vote cast “for” or “against” a matter or as an abstention on the matter.

An abstention from voting by a shareholder who is either present in person at the annual meeting or represented by proxy will be treated as not being “cast” for purposes of such vote and will be counted neither “for” nor “against” the matter subject to the abstention. Abstentions will not affect the outcome of the vote on matters that must be approved by the holders of a majority of the votes cast or by plurality vote.

Can a proxy be revoked?

Yes. You can revoke or change your proxy at any time before it is used to vote your shares by (1) giving written notice to our Corporate Secretary before the annual meeting, (2) timely delivering to us another proxy with a later date or (3) appearing in person and voting at the annual meeting if you, rather than your broker, are the record holder of our stock. Your attendance alone at the annual meeting will not be enough to revoke your proxy. Written notice of the revocation of a proxy should be delivered to the following address: Van R. Mayhall, III, Corporate Secretary, Investar Holding Corporation, 10500 Coursey Boulevard, Baton Rouge, Louisiana 70816.

How do I obtain a separate set of proxy materials or request a single set for my household?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we will deliver only one copy of our notice of internet availability of proxy materials to shareholders who have the same address and last name unless one or more of these shareholders notifies us that they wish to receive individual copies. This procedure reduces our printing costs and postage fees. Although only one copy of our notice of internet availability of proxy materials will be delivered to each address, each shareholder sharing that address will continue to be able to access the proxy materials and submit his or her individual voting instructions.

If shareholders sharing an address wish to receive a separate notice of internet availability of proxy materials or if you do not wish to participate in householding in the future, please contact Van R. Mayhall, III, our Corporate Secretary, at (504) 609-2105, or write to Mr. Mayhall at Investar Holding Corporation, Attn.: Corporate Secretary, 10500 Coursey Boulevard, Baton Rouge, Louisiana 70816. You may also send an email to Mr. Mayhall at van.mayhall@investarbank.com. If you have multiple accounts in your name or share an address with other shareholders and receive multiple copies of our notice of internet availability of proxy materials, you can authorize us to discontinue mailing multiple copies by calling or writing to or emailing our Corporate Secretary as instructed above.

Shareholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of March 22, 2021, we had approximately 723 shareholders of record. The following table sets forth information regarding the beneficial ownership of our common stock as of March 22, 2021, by each person or entity, including any group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act), known to us to be the beneficial owner of 5% or more of our outstanding common stock. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and is based upon the number of shares of our common stock outstanding as of March 22, 2021, which was 10,476,748 shares.

Name and Address	Number of Shares Beneficially Owned		Percent of Class
The Banc Funds Company, L.L.C.	757,594	(1)	7.2%
20 North Wacker Drive, Ste. 3300
Chicago, IL 60606
Maltese Capital Management	685,797	(2)	6.5%
150 East 52nd St., 30th Floor
New York, NY 10022
BlackRock Inc.	593,394	(3)	5.7%
55 East 52nd St.
New York, NY 10055
EJF Capital	598,182	(4)	5.7%
2107 Wilson Blvd., Ste. 410
Arlington, VA 22201

(1)

The amount shown in the table above and the following information are based on the last Schedule 13G filed with the SEC on February 9, 2021 jointly by The Banc Funds Company, L.L.C. (“TBFC”); Banc Fund VIII L.P.; Banc Fund IX L.P.; and Banc Fund X L.P. (collectively, the “Banc Fund Reporting Persons”), reporting beneficial ownership as of December 31, 2020. According to the Schedule 13G, TBFC is the indirect general partner of (i) Banc Fund VIII L.P., which has sole voting and dispositive power with respect to 220,012 shares, (ii) Banc Fund IX L.P., which has sole voting and dispositive power with respect to 325,611 shares, and (iii) Banc Fund X L.P., which has sole voting and dispositive power with respect to 211,971 shares. Charles J. Moore is the principal shareholder and manager of TBFC and as a result has voting and dispositive power of the securities held by each of the Banc Fund Reporting Persons.

(2)	The amount shown in the table above and the following information are based on the last Schedule 13G/A filed with the SEC on February 16, 2021 jointly by Maltese Capital Management LLC (“Maltese Capital”) and Terry Maltese reporting beneficial ownership as of December 31, 2020. Maltese Capital, in its capacity as an investment adviser, and Terry Maltese, in his capacity as managing member of the investment adviser, have shared voting power and dispositive power with respect to all of the shares covered by the 13G/A.
(3)	The amount shown in the table above and the following information are based on the last Schedule 13G filed with the SEC on February 2, 2021 by BlackRock, Inc. (“BlackRock”) on its own behalf and on behalf of its subsidiaries identified therein. BlackRock has sole voting power over 575,697 shares and sole dispositive power with respect to all shares covered by the Schedule 13G. To BlackRock’s knowledge, no one person's interest in the common stock of Investar Holding Corp is more than five percent of the total outstanding common shares.
(4)	The amount shown in the table above and the following information are based on the last Schedule 13G/A filed with the SEC on February 11, 2021 jointly by EJF Capital LLC (“EJF”); Emmanuel J. Friedman; EJF Sidecar Fund, Series LLC - Series E (“Sidecar E”); EJF Financial Services Fund, LP (“Financial Services Fund”); and EJF Financial Services GP, LLC (“EJF GP”) reporting beneficial ownership as of December 31, 2020. Sidecar E has shared voting power over 399,800 shares and shared dispositive power over 399,800 shares. Financial Services Fund and EJF GP have shared voting power over 155,069 shares and shared dispositive power over 155,069 shares. EJF and Emmanuel J. Friedman have shared voting and dispositive power with respect to all of the shares covered by the Schedule 13G/A. EJF is the managing member of Sidecar E (and the investment manager of an affiliate thereof) and the sole member of EJF GP, and may be deemed to share beneficial ownership of the shares of common stock of which Sidecar E is the record owner and the shares of common stock of which EJF GP may share beneficial ownership. EJF also serves as the investment manager of managed accounts and may be deemed to share beneficial ownership of the 43,313 shares of common stock of which the managed accounts, in the aggregate, are the record owners. EJF GP is the general partner of the Financial Services Fund (and an investment manager of certain affiliates thereof) and may be deemed to share beneficial ownership of the shares of common stock of which the Financial Services Fund is the record owner. Emanuel J. Friedman is the controlling member of EJF Capital LLC and may be deemed to share beneficial ownership of the shares of common stock over which EJF Capital LLC may share beneficial ownership.

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

The following table includes information about the common stock owned by our directors, nominees and executive officers, as of March 22, 2021. Each of the persons listed in the table below under the heading “Directors and Nominees” currently serves as a director of the Company. Unless otherwise noted, the persons below have sole voting power and investment power with respect to the listed shares (subject to any applicable community property laws). The business address for each of the directors and executive officers listed below is 10500 Coursey Boulevard, Baton Rouge, Louisiana 70816. In computing each listed person’s particular percentage ownership, we deemed as outstanding any shares of common stock subject to options or warrants held by that person that are exercisable currently or within 60 days of March 22, 2021.

Name of Beneficial Owner	Number of Shares		Number of Shares Subject to Exercisable Options and Warrants	Total Beneficial Ownership	Percent of Class(1)
Directors and Nominees:
James M. Baker	12,211	(2)	—	12,211	*
Thomas C. Besselman, Sr.	94,048		—	94,048	*
James H. Boyce, III	30,737	(3)	—	30,737	*
Robert M. Boyce, Sr.	57,458		—	57,458	*
William H. Hidalgo, Sr.	62,138	(4)	—	62,138	*
Gordon H. Joffrion, III	30,518	(5)	—	30,518	*
Robert Chris Jordan	44,125		—	44,125	*
David J. Lukinovich	50,235	(6)	—	50,235	*
Suzanne O. Middleton	30,791		—	30,791	*
Andrew C. Nelson, M.D.	132,405	(7)	—	132,405	1.26%
Frank L. Walker	7,778		—	7,778	*

Named Executive Officers:
John J. D’Angelo	188,260	(8)	160,104	348,364	3.33%
Christopher L. Hufft	33,672	(9)	39,470	73,142	*
Travis M. Lavergne	13,730	(10)	41,037	54,767	*
Dane M. Babin	25,273	(11)	—	—	*
All directors, nominees, and executive officers as a group (15 persons total)	813,379		240,611	1,053,990	10.09%

*	Represents less than 1% based on 10,476,748 shares of our common stock outstanding as of March 22, 2021.
(1)

Ownership percentages reflect the ownership percentage assuming that such person, but no other person, exercises all stock options and warrants to acquire shares of our common stock held by such person that are exercisable currently or within 60 days of March 31, 2020.

(2)	Includes 1,775 shares registered in the name of Mr. Baker’s spouse.
(3)	Includes 1,500 shares held in trust for the benefit of Mr. Boyce’s children.
(4)	Includes (i) 19,571 shares registered in the name of William H. Hidalgo Trust and (ii) 4,566 registered in the name of Mr. Hidalgo’s spouse.
(5)	Includes 11,610 shares registered in the name of Mr. Joffrion’s spouse.
(6)	Includes (i) 16,651 shares registered in the name of Solomon’s Portico, LLC, an affiliate of Mr. Lukinovich and (ii) 17,677 shares registered in the name of Mr. Lukinovich’s spouse and children.
(7)	Includes 7,941 shares registered in the name of AJ’s Investment Co., LLC, an affiliate of Dr. Nelson.
(8)

Mr. D’Angelo is also a director. His ownership includes (i) 2,074 shares held in brokerage accounts by Mr. D’Angelo for the benefit of his four minor children and 12,991 shares of unvested restricted stock and restricted stock units (“RSUs”).

(9)	Includes 6,741 shares of unvested restricted stock and RSUs.
(10)	Includes 4,009 shares of unvested restricted stock and RSUs.
(11)	Includes 4,779 shares of unvested restricted stock and RSUs.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of a class of our equity securities registered pursuant to Section 12 of the Exchange Act to file with the SEC and The Nasdaq Stock Market, LLC (the “Nasdaq Stock Market”) reports of ownership of our securities and changes in their ownership on Forms 3, 4 and 5.

Based solely upon a review of the reports filed on the SEC’s EDGAR system, or written representations from reporting persons that no Form 5 filing was required, we believe that in 2020, all of our executive officers, directors and greater than 10% beneficial owners timely filed all reports they were required to file under Section 16(a) with the exception of Mr. Baker, who inadvertently failed to timely report a purchase, and Mr. D’Angelo, who inadvertently failed to report a discretionary transaction. These transactions were subsequently reported on Form 4s filed in 2020.

BOARD OF DIRECTORS

Board Composition

Our board is currently comprised of 12 directors, each of whom was elected for a one-year term at our 2020 Annual Meeting of Shareholders held on May 27, 2020. Each of our current directors has been nominated to serve another one-year term.

Information about Directors and Director Nominees

The following table lists the 12 directors currently serving on our board and nominated for election to our board at the 2021 Annual Meeting of Shareholders, each of whom also serves as a director of the Bank. The information below includes a brief discussion of the experience, qualifications and skills that led us to conclude that such individual should serve as a member of our board. We believe that our board of directors consists of a diverse collection of individuals who possess the integrity, education, work ethic and ability to work with others necessary to oversee our business effectively and to represent the interests of all shareholders. The information presented below highlights certain notable experience, qualifications and skills for each director and nominee, but does not provide an exhaustive catalog of each and every qualification and skill that a director or nominee possesses.

Name	Age	Background, Qualifications and Skills
James M. Baker Director since 2013	66

Since 1999, Mr. Baker has served as the President and CEO of TOPCOR Companies, LLC, a consolidated group of 12 specialty contracting firms servicing the infrastructure and industrial markets, with offices in Houston, Texas, Lake Charles and Baton Rouge, Louisiana, Augusta, Georgia and Tampa, Florida. In 2016, Mr. Baker sold the assets of the firms to Structural Group, LLC, a privately held firm, where he is now employed as the Vice President of a new operating entity called Structural TOPCOR, LLC. Through his business activities, Mr. Baker brings a strong sense of the business conditions in our markets that is valuable to the board. He also understands the capital needs and other challenges that many of our business customers face, and his insights on this topic help us tailor our products and services for business owners.

Thomas C. Besselman, Sr. Director since 2009	71

Since 1971, Mr. Besselman has been a licensed Health, Life and Accident Insurance Professional and has worked as a benefits consultant for Arthur J. Gallagher & Co., an insurance brokerage and risk management services firm, since 2012. He is the former owner of The Besselman & Little Agency, L.L.C. in Baton Rouge, Louisiana, which he sold in April 2012. Mr. Besselman is involved in various other businesses as the founder or as a partner. As a businessman, Mr. Besselman is able to add a borrower’s perspective to board discussions. Mr. Besselman’s extensive relationships in the Baton Rouge community also qualify him to serve on our board.

James H. Boyce, III Director since 2009	54

For over 20 years, Mr. Boyce has owned several convenience stores and three consumer loan and sub-prime auto lending companies in Ascension Parish, Louisiana. In 2021, he combined these three finance companies into one company, Preferred Loans, LLC. Consumer loans comprise a portion of our lending activities, and Mr. Boyce’s ownership of consumer loan companies allows him to provide sound advice regarding this aspect of our operations. In addition, being located in Ascension Parish, Louisiana, Mr. Boyce’s knowledge of this area helps us shape our policies for this and the other suburban areas of our markets. He also brings an institutional knowledge to the Bank due to his tenure on the board. Mr. Boyce is the cousin of Robert M. Boyce, Sr., one of our directors nominated for re-election at our 2021 Annual Meeting of Shareholders.

Robert M. Boyce, Sr. Director since 2013	68

Mr. Boyce is retired, having sold his interest in Louisiana Machinery Company, L.L.C., a Caterpillar distributor located in Baton Rouge, Louisiana, in August 2014. From 1975 until August 2014, Mr. Boyce was an owner and officer of Louisiana Machinery Co., L.L.C. Mr. Boyce’s extensive experience in the Baton Rouge business community, and his significant contacts within the community, qualify him to serve on our board. Mr. Boyce is the cousin of James H. Boyce, one of our directors nominated for re-election at our 2021 Annual Meeting of Shareholders.

John J. D’Angelo Director since 2009	61

Mr. D’Angelo has been the President and Chief Executive Officer of the Company since our organization as a bank holding company in 2013. He has also served as the Bank’s President and Chief Executive Officer since its organization in 2006. Prior to the Bank’s organization, Mr. D’Angelo was manager of the private banking, small business banking, construction lending, brokerage and trust areas of Hibernia National Bank (the predecessor to Capital One, N.A.) for more than six years in the East Baton Rouge Parish, Louisiana, market. From 1996 to 2005, Mr. D’Angelo was president and director of Aegis Lending Corporation, a company with lending operations in 46 states and the District of Columbia. As the founder of the Bank and its current Chief Executive Officer, Mr. D’Angelo has a detailed understanding of our history, current operations and future plans and strategies. His extensive banking experience is an additional qualification to serve on our board.

William H. Hidalgo, Sr. Director since 2013	81

Mr. Hidalgo, the Chairman of our board, is the owner and managing member of Halimar Shipyard, LLC, a shipyard management company in Morgan City, Louisiana, and is an active marine consulting engineer. From May 1994 to October 2001, Mr. Hidalgo served as President and CEO of Conrad Industries, Inc., a publicly-traded marine vessel and offshore drilling component construction company in Morgan City. Mr. Hidalgo’s experience as president and CEO of a public company provides the board with knowledge of matters relevant to the successful management of a public company. As with a number of other directors, as a business owner, Mr. Hidalgo is able to add a borrower’s perspective to board discussions. His significant experience owning and operating companies also enables him to help the board efficiently manage the Company’s growth.

Gordon H. Joffrion, III Director since 2013	67

Mr. Joffrion has worked as a licensed general contractor since 1979. Since 2006, he has served as the General Manager of Joffrion Construction, Inc., a commercial and residential construction business in Baton Rouge, Louisiana. Mr. Joffrion’s long-standing business and personal relationships in the Baton Rouge area, as well as his strong sense of the business conditions in Baton Rouge, qualify him to serve on the board.

Robert Chris Jordan Director since 2017	67

Mr. Jordan, a resident of New Iberia, Louisiana, has served as Managing Member of Vermillion Business Group since 1989. Vermillion Business Group develops properties for several Fortune 500 companies and also develops gated and non-gated subdivisions and industrial parks. Mr. Jordan is also involved in numerous civic and non-profit associations in the Lafayette, Louisiana region. Mr. Jordan’s extensive experience in the Lafayette business community, and his significant contacts within the community, qualify him to serve on our board.

David J. Lukinovich Director since 2013	61

Mr. Lukinovich is a board certified tax attorney and a board certified estate planning and administration attorney with over 30 years of practice experience. He has served as CEO of his law firm, Lukinovich, APLC, since 1995. Mr. Lukinovich’s extensive knowledge of tax matters provides the board with valuable insight regarding the tax implications of our strategies. Also, Mr. Lukinovich’s legal practice gives him insight regarding the issues that are important to our individual customers. Mr. Lukinovich has experience working as a certified public accountant as well, which enables him to serve as our audit committee financial expert.

Suzanne O. Middleton Director since 2013	61

Ms. Middleton currently serves as the chairman of the Bank. Since April 1999, she has also worked as the Chief Financial Officer of Credit One, LLC, a debt buying and collection company based in Metairie, Louisiana. As a chief financial officer, Ms. Middleton is able to use her understanding of financial and accounting matters to help us shape our business plans, as well as her executive and management experience, which equips her to contribute to the board’s oversight of the Company’s management and business activities. Also, her knowledge of the New Orleans area allows her to provide insight regarding our growth plans in this market.

Andrew C. Nelson, M.D. Director since 2013	55

Dr. Nelson is a board certified gastroenterologist and is currently a partner with Texas Digestive Disease Consultants, a medical practice. From 1997 to 2018, he worked as a practicing partner with Gastroenterology Associates, a medical practice in Baton Rouge, Louisiana. In addition to the different perspective on our banking operations that Dr. Nelson’s background as a physician gives him, Dr. Nelson’s experience as a business owner until 2018 allows him to provide insight and understanding of our customer’s needs, as well as an understanding of successful business operations, to board discussions.

Frank L. Walker Director since 2013	60

Mr. Walker has been the Chief Financial Officer of JP Oil Holdings, LLC since 1996. JP Oil Holdings, headquartered in Lafayette, Louisiana, is an oil and gas exploration and production company as well as an investor in commercial real estate. Mr. Walker also serves on the Board of Trustees and as Treasurer of Lafayette General Health, a seven-hospital system with an additional six clinical affiliate hospitals in southwest Louisiana. In addition to his understanding of financial matters resulting from his business experience, Mr. Walker’s knowledge and contacts in Lafayette help us to develop our strategies to further expand our presence in this area.

CORPORATE GOVERNANCE

Board Independence

Our board has determined that each of James M. Baker, Thomas C. Besselman, Sr., James H. Boyce, III, Robert M. Boyce, Sr., Robert Chris Jordan, David J. Lukinovich, Suzanne O. Middleton, Andrew C. Nelson, M.D. and Frank L. Walker is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Stock Market Rules.

The board considered the commercial, banking, legal, charitable and familial relationships between our directors and Investar or the Bank when determining each director’s status as an “independent director” under Rule 5605(a)(2) of the Nasdaq Stock Market Rules, including the relationships listed below under “CERTAIN TRANSACTIONS.” Other than the relationships listed below under “CERTAIN TRANSACTIONS,” the board determined that these relationships did not affect the above-named directors’ status as “independent directors.” Furthermore, we are not aware of any family relationships between any director, executive officer or person nominated to become a director or executive officer other than as listed under “CERTAIN TRANSACTIONS.”

Board Leadership Structure

The board has not adopted a formal policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer because the board believes that it is in our best interests to make that determination from time to time based on the position and direction of our organization and the composition of our board. Currently, Mr. Hidalgo serves as Chairman of the Board of the Company, while Mr. D’Angelo is the President and Chief Executive Officer of the Company and the Bank. We believe that at this time, this structure (as opposed to combining the positions of Chairman of the Board and Chief Executive Officer) is appropriate for us for two primary reasons. First, having a separate board chairman allows Mr. D’Angelo to focus fully on his primary responsibilities, which include implementing our strategic plans and managing the day-to-day operations of the Company and the Bank, rather than being occupied with fulfilling the duties of the Chairman of the Board, such as scheduling board meetings and otherwise managing the board of directors. Second, we believe that having the board chairman position separate from the Chief Executive Officer allows the board of directors to more effectively fulfill its obligation to oversee our management.

Board’s Role in Risk Oversight

Although the full board of directors is ultimately responsible for the oversight of our risk management processes, the board is assisted in this task by a number of its committees and committees of the Bank’s board of directors. These committees are primarily responsible for considering and overseeing the risks within their particular area of concern. For example, our audit committee focuses on financial reporting and operational risk. As provided in its charter, the audit committee is required to meet regularly with management, our independent registered public accounting firm and our internal auditors to discuss the integrity of our financial reporting processes and internal controls as well as the steps that have been taken to monitor and control risks related to such matters. The audit committee also meets with management to discuss our major risk exposures and the steps management has taken to monitor and control such exposures, including risk assessment and risk management policies. The IT committee is primarily responsible for the development, maintenance and security of the Bank’s network devices and oversight of security standards and guidelines, and the IT committee also assists in the investigation and resolution of any security exposures and breaches identified by the Bank’s information security department, and reports to the board of directors as necessary. The Bank’s credit committee is primarily responsible for credit and other risks arising in connection with our lending activities, which includes overseeing management committees that also address these risks. The Bank’s asset-liability committee monitors our interest rate risk, with the goal of structuring our asset-liability composition to maximize net interest income while minimizing the adverse impact of changes in interest rates on net interest income and capital. Finally, our compensation committee, whose duties are described in more detail below, evaluates the risks that our executive compensation programs may generate.

Each committee meets regularly with management to assist in identifying all of the risks within such committee’s areas of responsibility and in monitoring and, where necessary, taking appropriate action to mitigate the applicable risks. Following each committee meeting, the committee chairman provides a report at the next board meeting to the full board of directors on issues related to such committee’s risk oversight duties. To the extent that any risks reported to the full board need to be discussed outside the presence of management, the board will call an executive session to discuss these issues.

We believe the board’s approach to fulfilling its risk oversight responsibilities complements its leadership structure. In his capacity as Chairman of the Board, Mr. Hidalgo reviews whether our board committees are addressing their risk oversight duties in a comprehensive and timely manner. Based on the outcome of these reviews, Mr. D’Angelo assists these committees in fulfilling their duties by (1) requiring that our management team provide these committees with all requested reports and other information, as well as with access to our employees, and (2) implementing recommendations of the various board committees to mitigate risk.

Board Meeting Attendance

Our board held 13 meetings during 2020. During 2020, all of our directors attended at least 80% of the total number of board meetings and the meetings of the committees on which they served during the periods that they served. The members of the board who are “independent directors” under Nasdaq Stock Market Rule 5605(a)(2) met in executive session twice during 2020.

Although we do not have a policy requiring director attendance at our annual meeting, all of our current directors virtually attended the 2020 Annual Meeting of Shareholders.

Board Committees

To assist in the performance of its responsibilities, our board of directors has established standing committees. These committees include our executive committee as well as our audit committee, compliance committee, compensation committee and nominating and governance committee. The board also may establish additional committees as it deems necessary or appropriate, in accordance with applicable laws and regulations and our corporate governance documents. The table below reflects the current membership of our standing committees.

Name of Director	Executive Committee	Audit Committee	Compliance Committee*	Compensation Committee	Nominating and Governance Committee
John J. D’Angelo	Chair
James M. Baker		X		X	X
Thomas C. Besselman, Sr.	X				X
James H. Boyce, III				X	X
Robert M. Boyce, Sr.					X
William H. Hidalgo, Sr.	X
Gordon H. Joffrion, III
Robert Chris Jordan
David J. Lukinovich		Chair**	X		Chair
Suzanne O. Middleton	X	X		X
Andrew C. Nelson, M.D.	X			Chair
Frank L. Walker			X

*Committee of the board of the Bank

**Audit committee financial expert, as defined by the SEC

Executive Committee

The executive committee has been empowered to make decisions with respect to matters under the direction and control of our board when the board is not in session. The executive committee held no meetings during 2020.

Audit Committee

The board has determined that each member of the audit committee (1) is an “independent director” as defined in Rule 5605(a)(2) of the Nasdaq Stock Market Rules, (2) meets the criteria for independence in Rule 10A-3(b)(1) of the Exchange Act and (3) satisfies the other requirements for audit committee membership under the Nasdaq Stock Market Rules. The board has determined that David J. Lukinovich qualifies as an “audit committee financial expert” under applicable SEC rules and regulations and satisfies the financial sophistication requirements under Rule 5605(c)(2)(A) of the Nasdaq Stock Market Rules. During 2020, the audit committee held ten meetings.

The audit committee assists the board of directors in fulfilling its responsibilities for general oversight of our financial reporting process. Among other things, the committee’s responsibilities include:

•	monitoring the integrity of our financial reporting process and system of internal controls and overseeing the internal audit department;

•	reviewing and approving the scope of the annual audit, the audit fee and the financial statements and pre-approving all auditing and permitted non-audit services;

•	reviewing our major risk exposures and the steps management has taken to monitor and control such exposures, including risk assessment and risk management policies;

•	appointing, compensating and monitoring the independence and performance of our independent registered public accounting firm; and

•	overseeing compliance with legal and regulatory requirements relating to financial reporting and auditing matters.

The audit committee has adopted a written charter, a copy of which is available at www.investarbank.com by selecting “Corporate Governance – Corporate Governance Information” under the “Investors” tab and then selecting “Audit Committee Charter.”

Compliance Committee

The board has determined that each member of the compliance committee is an “independent director” as defined in Rule 5605(a)(2) of the Nasdaq Stock Market Rules. During 2020, the compliance committee held four meetings.

The compliance committee assists the board in fulfilling its responsibilities of reviewing our operational compliance with applicable regulatory requirements and sound ethical standards. The primary duties and responsibilities of the compliance committee include:

•	establishing, in conjunction with management, programs regarding operational and regulatory compliance and sound business ethics;

•	overseeing our relationships with our principal regulatory authorities;

•

reviewing matters relating to our employee compliance education, training and communications to help ensure that our policies and procedures on regulatory compliance and ethics are properly disseminated, understood and followed; and

•

monitoring and reviewing activities to help ensure that regulatory requirements and high standards of business and personal ethics are communicated and are being met by the Company, its employees and its business partners.

The compliance committee has adopted a written charter, a copy of which is available at www.investarbank.com by selecting “Corporate Governance – Corporate Governance Information” under the “Investors” tab and then selecting “Compliance Committee Charter.”

Compensation Committee

The board has determined that each member of the compensation committee (1) is an “independent director” as defined in Rule 5605(a)(2) of the Nasdaq Stock Market Rules and (2) is a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act. In determining that each member of the compensation committee is an independent director, the board considered factors specifically relevant to determining whether such member has or had a relationship with us or the Bank that materially affects the member’s ability to be independent from management in connection with the duties of a compensation committee member, including those factors listed in Rule 5605(d)(2) of the Nasdaq Stock Market Rules. The compensation committee meets with the frequency necessary to perform its duties and responsibilities. The compensation committee met a total of six times during 2020.

The compensation committee is responsible for overseeing our compensation arrangements for our executives and directors. Among other things, the compensation committee reviews and approves our overall compensation structure, policies and programs (including benefit plans) to ensure that our compensation structure appropriately incentivizes our executive officers and other employees and otherwise meets our corporate objectives. The compensation committee is also responsible for setting the compensation payable to our Chief Executive Officer and our other named executive officers and for administering our equity incentive plans and other incentive compensation plans. Except as may be limited by applicable law, stock exchange rules and its charter, the compensation committee may delegate its authority to the extent it deems necessary or appropriate. Responsibility for the ministerial or day-to-day administration of our executive compensation program has been delegated to officers of the Bank. Please refer to the “Executive Compensation” and “Compensation Tables” sections below for more information on our executive compensation arrangements and the compensation paid in 2020.

The compensation committee has adopted a written charter that sets forth its rights and responsibilities, and which is available at www.investarbank.com by selecting “Corporate Governance – Corporate Governance Information” under the “Investors” tab and then selecting “Compensation Committee Charter.”

Nominating and Governance Committee

The board has determined that each member of the nominating committee is an “independent director” as defined in Rule 5605(a)(2) of the Nasdaq Stock Market Rules. During 2020, the nominating committee held four meetings.

The nominating and governance committee oversees the process for selecting and recommending to the board persons for election as directors and administers our corporate governance policies. The committee is composed solely of members who satisfy the applicable independence requirements of the SEC and the Nasdaq Stock Market for nominating and governance committees.

When evaluating director candidates, the committee’s objective is to craft a board composed of individuals with a broad mix of backgrounds and experiences and possessing, as a whole, all of the skills and expertise necessary to guide a company like us in the prevailing business environment. The committee uses the same criteria to assess all candidates for director, regardless of who proposed the candidate. Our By-laws set forth the minimum qualifications that any director or director candidate must possess, which include, as to such individual, the following: (1) ownership (together with his or her affiliates) of at least $100,000 of our stock, unless the board determines otherwise; (2) satisfaction of all qualifications to serve as a director under applicable laws, rules and regulations; (3) no felony convictions or conduct inconsistent with our code of ethics or otherwise not in the best interests of us or our employees; and (4) attendance (or ability to attend) at least 80% of all board and committee meetings.

In addition to the minimum qualifications in our By-laws, the nominating and governance committee considers whether the candidate possesses the following qualifications and qualities:

•	independence for purposes of the Nasdaq Stock Market Rules and SEC rules and regulations, and a record of honest and ethical conduct and personal integrity;

•	experience in banking, or in marketing, finance, legal, accounting or other professional disciplines;

•	familiarity with and participation in our markets;

•	ability to represent the interests of all of our shareholders; and

•	ability to devote time to the board of directors and to enhance their knowledge of our industry.

Although the board has not adopted a formal policy regarding the consideration of diversity when evaluating director candidates, the board believes that its membership should reflect diversity in its broadest sense. Accordingly, whenever the nominating and governance committee evaluates a potential candidate, we expect it to consider a candidate’s gender, ethnicity, experience, education, geographic location, and difference of viewpoint in the context of the composition of the board as a whole.

The nominating and governance committee has adopted a written charter that sets forth its rights and responsibilities, and which is available at www.investarbank.com by selecting “Corporate Governance – Corporate Governance Information” under the “Investors” tab and then selecting “Nominating and Governance Committee Charter.”

Usually, nominees for election to the board are proposed by the current members of the board. The nominating and governance committee will also consider candidates that shareholders and others recommend. In addition, a shareholder may nominate an individual to be elected to the board of directors in accordance with the requirements of the advance notice provisions in our By-laws. Shareholder nominations should be addressed to: Van R. Mayhall, III, Corporate Secretary, Investar Holding Corporation, 10500 Coursey Boulevard, Baton Rouge, Louisiana 70816 and must be submitted to us no earlier than January 19, 2022, and not later than the close of business on February 18, 2022, for consideration as a possible nominee for election to the board at our 2022 Annual Meeting of Shareholders.

The specific requirements of our advance notice and eligibility provisions, which apply to shareholder nominations of candidates for director, are set forth in Article Eight of our By-laws, a copy of which is available upon request. Among other things, a shareholders’ notice must include the following information as to each nominee:

•	The reason for making the nomination;

•

All arrangements or understandings (compensatory or otherwise) between or among the recommending shareholder(s) and the nominee, as well as any information that would have to be disclosed under Item 404 of Regulation S-K if the recommending shareholder (and any beneficial owner on whose behalf the recommendation has been made) was the registrant;

•

All information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

•	The nominee’s written consent to being named in the proxy statement and to serve as a director if elected.

The shareholders’ notice must also set forth the name and address of the nominating shareholder and information relating to, among other things (1) all direct and indirect ownership interests (including hedges, short positions and derivatives) and economic interests in our common stock (such as rights to dividends or fees related to an increase or decrease in the value of our stock) and all proxies and other arrangements to vote our stock held by the nominating shareholder, and (2) all other information that the shareholder would be required to disclose under Section 14 of the Exchange Act and the rules and regulations thereunder in connection with the solicitation of proxies by such shareholder in a contested election. If a shareholder intends to nominate a nominee for election as director on behalf of the beneficial owner of the shares of which the shareholder is the record owner, the shareholder must also provide the information described above with respect to the beneficial owner. For additional information, refer to “SHAREHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS.”

Communications with the Board

Shareholders can send communications to the board by contacting Van R. Mayhall, III, our Corporate Secretary, in one of the following ways:

•	By writing to Investar Holding Corporation, Attn: Corporate Secretary, 10500 Coursey Boulevard, Baton Rouge, Louisiana 70816;

•	By email to van.mayhall@investarbank.com; or

•	By telephone at (504) 609-2105.

If you request information or ask questions that can more efficiently be addressed by management, Mr. Mayhall will respond to your questions instead of the board. He will forward to the audit committee any communications concerning employee fraud or accounting matters and will forward to the full board any communications relating to corporate governance or those requiring action by the board of directors.

CERTAIN TRANSACTIONS

We have had banking transactions in the ordinary course of business with our executive officers and directors as well as their immediate families and affiliated companies, and we expect to engage in additional transactions with these persons in the future. These banking transactions include loans, deposits and other financial services-related transactions. All such banking transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to the Company or the Bank and did not involve more than the normal risk of collectability or present other unfavorable features.

The following describes transactions since January 1, 2019 in addition to the ordinary banking relationships described above in which we have participated and in which one or more of our directors, executive officers or other related persons had or will have a direct or indirect material interest (“related persons” includes the persons or entities included within the definition of “related parties” discussed in the next section):

•

On May 29, 2020, Investar Bank purchased the first floor of its corporate headquarters, located at 10500 Coursey Blvd. in Baton Rouge, Louisiana, from Court Plaza Investments, LLC, a related party entity that is controlled by Mr. Besselman. Following the purchases of the second and third floors in previous years, the first floor was purchased for $1.8 million and gives the Bank complete ownership of the building, branded as the Investar Tower. The purchase price approximated the appraised value as determined by an independent appraiser.

•

The Company has engaged in a number of transactions with Joffrion Construction Division, LLC (“JCD”), a commercial construction company owned and managed by Mr. Joffrion. For each transaction, the Company selected JCD through its public bidding process. The Company paid JCD approximately $0.9 million and $0.3 million during the years ended December 31, 2020 and 2019, respectively.

•

The Bank employs Mr. Hidalgo’s daughter as its Baton Rouge regional president. The total compensation paid by the Bank to Mr. Hidalgo’s daughter in 2019 was approximately $365,000 and in 2020 was approximately $441,000. Mr. Hidalgo’s daughter also participates in general welfare plans offered to employees of the Bank.

We believe that the terms and conditions of our transaction with Court Plaza Investments, LLC and Joffrion Commercial Division, LLC are comparable to terms that would have been available from a third party unaffiliated with us or the Bank. The compensation paid to Mr. Hidalgo’s daughter is consistent with the compensation paid to similarly-situated employees of the Bank.

Policies and Procedures for the Review, Approval and Ratification of Related Party Transactions

We have adopted written policies to comply with regulatory requirements and restrictions applicable to us with respect to related party transactions, including Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal shareholders).

In addition, the Corporate Secretary follows procedures to help us determine at the end of each year whether any insider relationship or transaction has occurred that must be disclosed pursuant to the SEC’s rules regarding related party transactions or that might impair a non-employee director’s independence under SEC rules or Nasdaq Stock Market listing rules. These procedures include annual director and executive officer questionnaires, a survey of customer databases of the Company, as well as a review of other records, including accounts payable and payroll. The Corporate Secretary reports any insider transactions so discovered to the audit committee for review, approval or ratification in accordance with the policies of the Company in effect from time to time and reports other matters that would disqualify a non-employee director from meeting Nasdaq Stock Market or SEC independence requirements to the board of directors.

To further raise awareness regarding insider transactions, and to ensure the proper handling of such transactions, we have adopted various codes of conduct, including the Code of Conduct for all employees and the Code of Ethics for the Chief Executive Officer and Senior Financial Officers. These codes promote the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and encourage covered persons to seek advice to avoid conflicts of interest. These codes are available on the Corporate Governance page of the Investors website at https://investors.investarbank.com/corporate-governance.

NON-EMPLOYEE DIRECTOR COMPENSATION

During 2020, our non-employee directors were compensated with an equity award for their service on the board and did not receive any cash fees. The equity award vests in one-half increments each year over a two-year vesting period. Directors who are also our employees do not receive additional compensation for their service as directors. On January 22, 2020, our non-employee directors were granted RSUs with a target grant date fair value of $15,000, or $26,000 for committee chairs, for their service on our board. The RSUs vest in equal installments on January 1, 2021 and January 1, 2022.

The following table sets forth compensation paid during 2020 to each of our non-employee directors.

Director Compensation Table
Name(1)	Stock Award(2)	Total
Thomas C. Besselman, Sr., James H. Boyce, III, William H. Hidalgo, Sr., Robert Chris Jordan, David J. Lukinovich, Suzanne O. Middleton, and Andrew C. Nelson, M.D.	$25,976	$25,976
James M. Baker, Robert M. Boyce, Sr., Gordon H. Joffrion, III, and Frank L. Walker	14,995	14,995

(1)	As of December 31, 2020, Thomas C. Besselman, Sr., James H. Boyce, III, William H. Hidalgo, Sr., Robert Chris Jordan, David J. Lukinovich, Suzanne O. Middleton, and Andrew C. Nelson, M.D. had 1,585 unvested RSUs and James M. Baker, Robert M. Boyce, Sr., Gordon H. Joffrion, III, and Frank L. Walker had 907 unvested RSUs.
(2)

The dollar amount of our time-based RSUs reflects the aggregate fair value determined as of the date of the grant based on the closing price of our common stock on such date, or if no trades occurred on that date, the immediately preceding date on which the common stock was traded, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation.

We also reimburse our directors for reasonable expenses incurred in connection with their service on our board, such as travel and lodging expenses.

EXECUTIVE OFFICERS

The names, ages, positions and business experience of our executive officers, except for Mr. D’Angelo, are listed below. Because he is also a member of our board, information about Mr. D’Angelo can be found under “Information about Directors and Director Nominees” above. All of our executive officers are appointed annually by the board of directors and serve at the discretion of the board.

Name	Age	Position
Dane M. Babin	45

Mr. Babin currently serves as Executive Vice President and Chief Operations Officer of the Company and the Bank. Mr. Babin joined the Bank in July 2015 and served as its Operations Manager until October 2015 when he assumed his current role. Prior to joining the Bank, he served as the Chief Information Officer for Business First Bank in Baton Rouge, Louisiana from 2008 to 2015.

Christopher L. Hufft	48

Mr. Hufft joined the Bank in February 2014 as its Chief Accounting Officer and in October 2015, he assumed his current role as Chief Financial Officer of the Company and the Bank. He also currently serves as Executive Vice President of the Company, a position that he has held since 2014. Prior to joining the Bank, Mr. Hufft served as the Vice President of Accounting at Amedisys, Inc., a publicly-traded home health and hospice company, from 2005 to February 2014. Mr. Hufft, a licensed certified public accountant, also spent seven years in public accounting, serving both public and privately-held clients in the banking, healthcare and manufacturing sectors.

Travis M. Lavergne	38

Mr. Lavergne has served as Executive Vice President and Chief Credit Officer since March 2013. He joined the Bank in July 2012 as our Chief Risk Management Officer, which position he still holds. Prior to joining the Bank, Mr. Lavergne was a Senior Examiner at the Louisiana Office of Financial Institutions from September 2005 to July 2012. As an examiner, he primarily conducted safety and soundness examinations of Louisiana-chartered banks and bank holding companies located in the Baton Rouge region.

The following discussion describes our executive compensation program for 2020. In light of the period of uncertainty resulting from the COVID-19 pandemic, the Company delayed the effective date of any 2020 annual base salary increases for employees, including those for our executive officers, until June 1, 2020. The board and the compensation committee will continue to consider the evolving impacts of this global health crisis when reviewing our 2021 executive compensation program and may take steps they deem appropriate to align 2021 executive compensation with the current economic environment, which will be described in our proxy statement for next year’s annual meeting.

EXECUTIVE COMPENSATION

This discussion should be read in conjunction with the “Compensation Tables” section beginning on page 22, as it provides context to the disclosures in the tables and detail regarding our executive compensation program, which is applicable to the executive officers identified in the tables (our “named executive officers”).

The fundamental purpose of our executive compensation program is to assist us in achieving our financial and operating performance objectives. Specifically, we attempt to tailor an executive’s compensation to (1) retain and motivate the executive, (2) reward him or her upon the achievement of company-wide, department and individual performance goals and (3) align the executive’s interest with the creation of long-term shareholder value, without encouraging excessive risk taking. During 2020, we compensated our named executive officers through a mix of base salary, annual cash incentive awards, long-term incentive, or “LTI,” awards, and other broad-based benefits, primarily consisting of retirement benefits and insurance.

Our compensation committee determines the compensation of our executive officers and recommends to our full board the amount and type of compensation for our directors, and any employment agreements, severance or termination agreements, or change of control agreements.

The compensation committee usually determines its recommendations regarding the compensation to be paid to our named executive officers at a meeting held in the first quarter of each new fiscal year. At this meeting, the committee evaluates the performance of our named executive officers during the past year and recommends adjustments to base salaries and individual incentive award targets for the upcoming year, including any performance objectives or other restrictions that must be satisfied as a condition of any grant or award. In addition, the committee determines the amount of our named executive officers’ annual cash incentive awards for the immediately completed fiscal year and, to the extent any long-term incentive award for that year was contingent on the attainment of performance goals, determines whether and to what extent the goals have been satisfied.

Role of Our Officers Relating to Executive Compensation

Our executive officers compile and provide information, make recommendations, and assist in the management and administration of our executive compensation plans. Their responsibilities may include, but are not limited to, the following:

•	Recommending pay levels and annual and long-term incentive awards for key executive officers, other than our chief executive officer;

•	Recommending changes to ensure that our compensation programs for non-executives remain competitive and aligned with our objectives; and

•

Providing information and data to the committee, including, but not limited to: (1) information concerning Company and individual performance; (2) information concerning the attainment of our strategic objectives; (3) the common stock ownership of each executive and his or her LTI holdings; (4) information about equity compensation plan dilution; (5) quantification of all forms of compensation payable to our executives; and (6) peer group compensation and performance data.

Our executive officers may attend meetings at the request of the committee, but no executive officer, including Mr. D’Angelo, is present during the deliberations of his or her compensation.

Use of Compensation Consultants

Under its charter, the compensation committee has the authority to retain its own independent compensation consultant. The compensation committee has retained Blanchard Consulting Group (“Blanchard”). Blanchard provided a market analysis used by the compensation committee in setting the base salaries of our executive officers in 2020, and in setting the cash incentive targets and maximum opportunities for certain executive officers for 2020. Blanchard also evaluated the competitiveness of the compensation provided to our most senior executives, and based on this evaluation, advised on the implementation of employment agreements for Messrs. D’Angelo and Hufft. As required by the SEC rules, the compensation committee has assessed the independence of Blanchard and concluded that its work did not raise any conflicts of interest.

Market Analysis. Blanchard compared the compensation for our named executive officers against a group of 15 publicly traded banks. In 2020, the compensation committee reviewed Blanchard’s market analysis in assessing the level of each element of compensation paid to our executives and approving changes to the compensation levels and annual and long-term incentive programs for our executive officers.

The 15 publicly traded companies used by Blanchard were the following:

- BancPlus Corporation	- Home Bancorp, Inc.
- Business First Bancshares, Inc.	- Professional Holding Corp.
- Capital City Bank Group, Inc.	- Red River Bancshares, Inc.
- CapStar Financial Holdings, Inc.	- SmartFinancial, Inc.
- CBTX, Inc.	- South Plains Financial, Inc.
- First Bancshares, Inc.	- Spirit of Texas Bancshares, Inc.
- First Guaranty Bancshares, Inc.	- Wilson Bank Holding Company
- Guaranty Bancshares, Inc.

Best Practices in Executive Compensation

•

Clawback Policy - In March 2019, we adopted a clawback policy, providing for the recovery of certain excess incentive compensation paid to our executive officers and other key employees in the event we are required to restate our financial statements due to material noncompliance with financial statement reporting requirements.

•

Stock Ownership Guidelines - In March 2019, we adopted stock ownership guidelines for our executive officers and directors, under which they are required to maintain certain levels of ownership of our common stock. The executive officers and directors have five years, or until April 1, 2024, to acquire and maintain ownership of a number of shares of common stock equal in value to the following: for our CEO, five times his annual base salary, for our CFO, three times his annual base salary, for our other executive officers, two times his or her annual base salary, and for our non-employee directors, $200,000.

•

No Hedging - Our executive officers and directors are prohibited from engaging in hedging transactions with respect to our securities. Specifically, our Insider Trading Policy provides that all employees and directors of the Company “may not, directly or indirectly, purchase or use financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of Company Securities.”

•	No Tax Gross-Ups - We do not provide our executive officers with any tax gross-ups.

•

No “Single Trigger” Vesting of RSUs and Cash Payments - Beginning in 2019, we began granting restricted stock unit, or RSU awards, to our executive officers, and these RSUs will only accelerate upon a qualifying termination occurring within twenty-four months following a change in control. Similarly, change in control cash payments under our executive officers’ employment agreements are only payable upon the recipient’s actual or constructive termination of employment within 6 months prior to or 12 months following a change in control.

Narrative to Summary Compensation Table for 2020

During 2020, our executive compensation program consisted of the five elements described below.

Base Salary. Our board of directors sets each named executive officer’s base salary annually, based on the recommendation of the compensation committee. Base salaries are determined on the basis of management responsibilities and level of experience, as well as internal and market comparisons. In setting base salaries for our named executive officers, our compensation committee and board of directors seek to provide a reasonable level of fixed compensation that we believe is competitive with base salaries for comparable positions at similar companies. In May 2020, based on the market analysis conducted by Blanchard, the compensation committee recommended base salary increases for our named executive officers designed to more closely reflect the median base salaries of the peer group as reported by Blanchard, and also recognize each executive’s individual performance. However, in light of the business environment as impacted by COVID-19 at the time, the Company delayed the effective date of any 2020 annual base salary increases for employees, including those for our executive officers, until June 1, 2020.

The following adjustments were made to the base salaries of the named executive officers effective June 1, 2020:

Executive	2020 Base Salary	2019 Base Salary	Percentage Increase
John J. D’Angelo	$510,000	$480,000	6.3%
Christopher L. Hufft	285,000	255,000	11.8%
Travis M. Lavergne	175,000	165,000	6.1%
Dane M. Babin	198,000	188,131	5.2%

Annual Cash Incentives. We offer annual cash incentives to certain employees, including our named executive officers. The cash incentive is intended to encourage high levels of performance and to enable the Company to recruit, retain and motivate employees by rewarding individuals for the Company’s profitability. The amount of the annual cash incentive award and the performance goals that must be satisfied to earn the award are based on an employee’s position at the Bank and are set at the beginning of each year. The compensation committee approves the total annual cash incentive bonus that each employee is eligible to earn, while the individual performance goals are set by Mr. D’Angelo (except that the compensation committee establishes the goals applicable to Mr. D’Angelo’s award).

In May 2020, the compensation committee approved target and maximum award opportunities under our annual cash incentive program for each named executive officer. The compensation committee set the 2020 maximum award opportunity at 150% of the target awards for each executive. Based on a review of the Blanchard market analysis and given the Company’s performance, the target award opportunities were designed to move the executives closer to the median total compensation of the peer group.

The following table sets forth each named executive officer’s annual cash incentive award opportunities, the applicable metrics and relative weightings, and the award earned for 2020. Except for sign-on bonuses that we may pay in connection with the hiring of an executive officer, we do not pay discretionary cash bonuses.

			2020 Performance Metrics
Executive	Target Opportunity	Max Opportunity	Metrics	Weighting	Award Earned
John J. D’Angelo	$187,000	$280,500	Bank Net Income	100%	$197,481
			Bank Net Income	65%
Christopher L. Hufft	85,500	128,250	Cost Center Expenses	35%	90,991
			Cost Center Expenses	35%
			Loan Growth to Budget	35%
			Bank Net Income	15%
Travis M. Lavergne	26,667	40,000	Charge-offs	15%	26,995
			Bank Net Income	65%
Dane M. Babin	23,333	35,000	Cost Center Expenses	35%	29,028

Long-Term Incentive Awards. Long-term incentive compensation is awarded under our 2017 Long-Term Incentive Compensation Plan (the “2017 Plan”), which was approved at our 2017 Annual Meeting of Shareholders. Long-term incentive awards are intended to align the interests of our executives with the interests of our shareholders in a manner that does not encourage excessive risk-taking. The committee uses a combination of equity vehicles in the LTI program, including RSUs to provide immediate alignment of executive and shareholder interests, and stock options to incentivize longer-term performance because options have value only to the extent our share price increases during the exercise period. Our executives may receive long-term incentives in the form of one or both of these awards.

When establishing the named executive officers’ LTI target award values, the compensation committee, working with Blanchard, evaluates each executive’s performance over the previous fiscal year, and also considers the competitive positioning of the value of LTI awards granted in prior years relative to our peers, with the goal of moving our executives’ target award values closer to the median.

During 2020, the compensation committee established the LTI target award values for each named executive officer, determined the award allocation for each executive (which for Messrs. D’Angelo, Hufft, and Lavergne was 50% stock options and 50% RSUs, and for Mr. Babin was 100% RSUs), and approved the following grants under the 2017 Plan to our named executive officers:

Executive	Total Target LTI Value	Stock Options	RSUs
John J. D’Angelo	$330,000	31,914	7,724
Christopher L. Hufft	180,000	17,408	4,213
Travis M. Lavergne	100,000	9,671	2,340
Dane M. Babin	65,000	—	3,043

Please refer to “Compensation Tables-Outstanding Equity Awards at Fiscal Year End” for information about the terms of our outstanding stock option and RSU awards.

Perquisites and Welfare Benefits. We maintain a number of broad-based benefit plans that are available to all of our employees, including group medical, dental and life insurance plans, some of which are contributory. Our named executive officers may participate in these plans. In addition, we maintain bank-owned life insurance policies with respect to each of the Company’s named executive officers. Although Investar Bank is the named beneficiary of each of those policies, we have agreed with each of those named executive officers that if the officer dies while employed by Investar Bank, the Company will pay such named executive officer’s estate an amount equal to 130% of that officer’s salary for the year in which his death occurs out of the benefits Investar Bank receives under such policy.

Other perquisites we provide to certain of our named executive officers include an allowance for vehicle expenses, country club dues, and additional long-term disability benefits. Although these perquisites involve incidental personal value, we believe they are necessary to advance our business purposes.

Retirement and Termination Benefits. We offer our employees who have completed 90 days of service participation in a tax-qualified defined contribution 401(k) plan sponsored by the Bank, which is intended to incentivize retirement savings on a tax-advantaged basis. We match voluntary deferrals not in excess of 4% of each employee’s compensation. Our matching contributions, as well as voluntary employee deferrals, are fully vested at all times. Benefits under the plan are equal to each employee’s account balance and may be distributed upon separation from employment, generally in the form of a single sum.

Employment Agreements: In August 2020, based on recommendations of the Compensation Committee's compensation consultant in order to promote retention, the Company and Bank entered into employment agreements with each of Mr. D’Angelo and Mr. Hufft. The initial term of each employment agreement expires on August 1, 2023, but each will automatically renew for successive one-year periods unless written notice of non-renewal is given by either party to the other at least ninety (90) days prior to the expiration of the then-current term.  Under the agreements, Mr. D’Angelo is entitled to no less than $510,000 in annual base salary and annual incentive compensation of up to 55% of his base salary, and Mr. Hufft is entitled to no less than $285,000 in annual base salary and annual incentive compensation of up to 45% of his base salary, with any annual incentives subject to the discretion and approval of our board of directors.

The employment agreements provide for certain severance benefits. Specifically, if the executive’s employment terminates due to disability, in addition to any accrued amounts or vested benefits he is entitled to continued payment of his then-current base salary for one hundred eighty days. In addition, if the executive’s employment is terminated by us or the Bank other than for cause (as defined in the employment agreements), death, or disability, or the executive terminates employment for good reason (as defined in the employment agreements), in addition to any accrued amounts or vested benefits the executive will be entitled to the following:

●

in the case of Mr. D’Angelo, an amount equal to two times the sum of his then-current base salary plus the average annual incentive paid to him over the preceding three calendar years, to be paid in equal monthly installments over twenty-four months;

●

in the case of Mr. Hufft, an amount equal to the sum of his then-current base salary plus the average annual bonus paid to him over the preceding three calendar years, to be paid in equal monthly installments over twelve months; and

●

continued medical insurance coverage for the executive and his dependents for eighteen months following the date of termination, unless he becomes eligible to receive group health benefits under a subsequent employer.

In addition, if, during the term of the employment agreements, the executive’s employment is terminated by us or the Bank other than for cause, death or disability, or the executive terminates employment for good reason, within six months prior to or twelve months following a change in control, the executive will be entitled to the benefits outlined above and to an additional amount paid in a lump sum equal to the sum of the executive’s then-current base salary plus the average annual bonus paid to the executive over the preceding three calendar years.

The employment agreements contain provisions governing the non-disclosure and non-use of our trade secrets and confidential information and mutual covenants not to disparage the other party. In addition, the employment agreements include non-competition, non-solicitation of customers and non-piracy of employees covenants, which remain in effect for twelve months following the termination of each executive’s employment (or twenty four months following termination in connection with a change in control). Additionally, each executive is subject to certain forfeiture, regulatory and recoupment restrictions and must execute a valid release of claims in order to receive any severance payments.

SERP Benefits: In 2018 and 2019, after reviewing the analysis of its independent compensation consultant, the Bank entered into Salary Continuation Agreements with selected executives, including the named executive officers, effective February 28, 2018, which agreements were supplemented effective May 22, 2019 for Messrs. D’Angelo and Hufft (such agreements, including any supplements, referred to as “SERPs”). In addition, the Bank has purchased $21 million of bank owned life insurance to fund the SERPs and entered into split-dollar life insurance agreements with each of the executives receiving a SERP.

The SERPs provide that each of Messrs. D’Angelo, Hufft, Lavergne and Babin shall receive annual payments of $300,000, $187,500, $100,000 and $50,000, respectively, upon attaining the age of 65, with such payments payable monthly over a period of 120 months. Each executive is also entitled to certain reduced payments following a termination of employment prior to attaining age 65 (other than a termination due to death or with cause), which payments will be made on the same schedule as set forth above. Messrs. D’Angelo and Hufft’s SERPs provide for a lump sum payment of the normal retirement age accrual balance benefit upon a qualifying change in control. Messrs. Lavergne and Babin’s SERPs provide that any payment due in the event of an early termination is subject to vesting, with 20% of the accrual balance under the agreement vesting on each of the sixth through tenth anniversaries of the effective date. Messrs. Lavergne and Babin’s agreements do not provide for payment upon a change in control, but provide for payment of the greater of (i) the accrual balance of his benefit at the time of termination, or (ii) $200,000, payable in a lump sum if he is terminated without cause or terminates for good reason following a change in control. The payment of the benefits to each executive is subject to forfeiture if the executive’s employment is terminated with cause, or if under the Federal Deposit Insurance Act, the executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency or the Bank is in default.

COMPENSATION TABLES

The following table provides information regarding the compensation paid to our principal executive officer and our three most highly compensated officers other than our principal executive officer, whom we refer to collectively as our “named executive officers,” for our fiscal years ended December 31, 2020 and 2019.

Summary Compensation Table
Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
John J. D’Angelo	2020	$517,072	$164,985	$164,995	$197,481	$55,732	$1,100,265
President and Chief Executive Officer	2019	472,955	149,987	149,993	155,115	37,856	965,906
Christopher L. Hufft	2020	283,356	89,990	89,999	90,991	21,659	575,995
Chief Financial Officer	2019	252,575	74,981	74,993	67,231	14,341	484,121
Travis M. Lavergne	2020	177,518	49,983	49,999	26,995	11,164	315,659
Chief Risk Management and Credit Officer
Dane M. Babin	2020	201,492	64,998	—	29,028	17,981	313,499
Chief Operations Officer	2019	187,823	54,998	—	29,331	17,117	289,269

(1)	For 2020, includes 27 pay periods.
(2)

The dollar amount of our stock option grants and RSU awards reflects the aggregate fair value determined as of the date of the grant or award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation. Please refer to Note 15, “Stock-Based Compensation” in the Notes to Consolidated Financial Statements in Item 8, Financial Statements and Supplementary Data of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for details regarding the assumptions used to derive the fair value of our stock option grants and RSU awards.

(3)	Represents payout of annual cash incentives.
(4)	Includes Company contributions to our 401(k) plan, life insurance premiums, and other benefits described on page 20 under "Perquisites and Welfare Benefits."

The following table provides information regarding outstanding stock options and unvested restricted stock awards and RSU awards that our named executive officers held as of December 31, 2020. Each grant listed below was made under our equity incentive plans. Under the terms of the stock option and RSU awards, if a change in control (as defined in the applicable plan) occurs, the options will become fully vested and remain exercisable until their expiration while the RSUs will remain subject to applicable vesting conditions, except that such conditions lapse if the holder of the RSUs is terminated by the Company without cause or terminates for a good reason (as defined in the 2017 Plan) during the 24-month period after a change of control. Except as otherwise provided in connection with a change in control, the options, whether or not then vested, and the restricted stock awards and RSUs are subject to forfeiture in the event of an involuntary termination for cause or voluntary separation from service (other than as a result of death, disability or retirement). The options are exercisable only during the period of employment, except that an extended exercise period is available in the event of the holder’s death, disability, retirement, or involuntary termination of employment without cause.

Outstanding Equity Awards at December 31, 2020
	Option Awards						Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares of Units of Stock That Have Not Vested ($)(2)
John J. D’Angelo	7/1/2014	60,000	—	(3)	$14.00	7/1/2024	19,257	$318,511
	4/30/2015	30,000	—	(4)	15.74	4/1/2025
	3/1/2016	23,256	5,814	(5)	14.28	3/1/2026
	3/1/2017	11,966	7,978	(6)	20.25	3/1/2027
	3/1/2018	6,986	10,480	(7)	24.30	3/1/2028
	3/1/2019	4,109	16,438	(8)	24.40	3/1/2029
	3/1/2020	—	31,914	(9)	21.36	3/1/2030
Christopher L. Hufft	7/1/2014	1,500	—	(3)	14.00	7/1/2024	9,627	159,231
	4/30/2015	9,000	—	(4)	15.74	4/1/2025
	3/1/2016	6,976	1,745	(5)	14.28	3/1/2026
	3/1/2017	5,565	3,711	(6)	20.25	3/1/2027
	3/1/2018	3,493	5,240	(7)	24.30	3/1/2028
	3/1/2019	2,054	8,219	(8)	24.40	3/1/2029
	3/1/2020	—	17,408	(9)	21.36	3/1/2030
Travis M. Lavergne	7/1/2014	10,000	—	(3)	14.00	7/1/2024	5,966	98,678
	4/30/2015	9,000	—	(4)	15.74	4/1/2025
	3/1/2016	6,976	1,745	(5)	14.28	3/1/2026
	3/1/2017	4,173	2,784	(6)	20.25	3/1/2027
	3/1/2018	2,235	3,354	(7)	24.30	3/1/2028
	3/1/2019	1,232	4,932	(8)	24.40	3/1/2029
	3/1/2020	—	9,671	(9)	21.36	3/1/2030
Dane M. Babin	—	—	—		—	—	6,788	112,274

(1)	Represents unvested restricted stock and RSU awards, which will vest as shown in the table below in accordance with the terms of the applicable agreement.

Name	Shares	Vesting Date
John J. D’Angelo	1,403	March 1, 2021
	2,125	One half of total on each of March 1, 2021, and 2022
	3,087	One third of total on each of March 1, 2021, 2022, and 2023
	4,918	One fourth of total on each of March 1, 2021, 2022, 2023 and 2024
	7,724	One fifth of total on each of March 1, 2021, 2022, 2023, 2024 and 2025

Christopher L. Hufft	421	March 1, 2021
	990	One half of total on each of March 1, 2021, and 2022
	1,544	One third of total on each of March 1, 2021, 2022, and 2023
	2,459	One fourth of total on each of March 1, 2021, 2022, 2023 and 2024
	4,213	One fifth of total on each of March 1, 2021, 2022, 2023, 2024 and 2025

Travis M. Lavergne	421	March 1, 2021
	741	One half of total on each of March 1, 2021, and 2022
	988	One third of total on each of March 1, 2021, 2022, and 2023
	1,476	One fourth of total on each of March 1, 2021, 2022, 2023 and 2024
	2,340	One fifth of total on each of March 1, 2021, 2022, 2023, 2024 and 2025

Dane M. Babin	210	March 1, 2021
	990	One half of total on each of March 1, 2021, and 2022
	741	One third of total on each of March 1, 2021, 2022, and 2023
	1,804	One fourth of total on each of March 1, 2021, 2022, 2023 and 2024
	3,043	One fifth of total on each of March 1, 2021, 2022, 2023, 2024 and 2025

(2)

This column represents the market value of the shares of restricted stock as of December 31, 2020, based on the closing price of our common stock, reported on the Nasdaq Global Market, of $16.54 per share as of such date.

(3)	Options vest on a pro rata basis over a six-year service period, beginning July 1, 2015.
(4)	Options vest on a pro rata basis over a five-year service period, beginning April 1, 2016.
(5)	Options vest on a pro rata basis over a five-year service period, beginning March 1, 2017.
(6)	Options vest on a pro rata basis over a five-year service period, beginning March 1, 2018.
(7)	Options vest on a pro rata basis over a five-year service period, beginning March 1, 2019.
(8)	Options vest on a pro rata basis over a five-year service period, beginning March 1, 2020.
(9)	Options vest on a pro rata basis over a five-year service period, beginning March 1, 2021.

REPORT OF THE AUDIT COMMITTEE

The information provided in this section shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to its proxy regulations or to the liabilities of Section 18 of the Exchange Act. The information provided in this section shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The audit committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the preparation, consistency and fair presentation of the financial statements, the accounting and financial reporting process, the systems of internal control, and the procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is also responsible for its assessment of the design and effectiveness of our internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, to obtain reasonable assurance that our consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of the financial statements of the Company with U.S. generally accepted accounting principles. The internal auditors are responsible to the audit committee and the board of directors for testing the integrity of the financial accounting and reporting control systems and such other matters as the audit committee and the board of directors determine.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2020 and management’s assessment of the design and effectiveness of our internal control over financial reporting as of December 31, 2020. The discussion addressed the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The committee reviewed and discussed with the independent registered public accounting firm its judgments as to the quality of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards including, without limitation, the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, discussed with the independent registered public accounting firm its independence from management and the Company, and considered the compatibility of non-audit services with the auditors’ independence.

The committee discussed with our internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The committee met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their understanding and evaluations of our internal controls as they considered necessary to support their opinions on the financial statements and on the internal control over financial reporting for the year 2020, and the overall quality of our financial reporting. The committee held ten meetings during 2020.

In reliance upon the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission.

Audit Committee:

David J. Lukinovich, Chairman

James M. Baker

Suzanne O. Middleton

March 8, 2021

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Fees and Related Disclosures for Accounting Services

The audit committee has appointed Horne LLP to act as our independent registered public accounting firm and to audit our consolidated financial statements for the 2021 fiscal year. This appointment will continue by decision of the audit committee and is presented to the shareholders for ratification as a matter of good governance. In the event that this appointment is not ratified by our shareholders, the audit committee will consider that fact when it selects independent auditors for the following fiscal year.

Horne LLP has served as our independent registered public accounting firm since August 18, 2020. Prior to that date, and for the two fiscal years immediately prior, Ernst & Young LLP (“E&Y”) served as the Company’s independent registered public accounting firm.

On August 18, 2020, the Company notified E&Y of the decision of the audit committee to dismiss E&Y as the Company’s independent registered public accounting firm. The reports of independent registered public accounting firm of E&Y regarding the Company’s financial statements for the fiscal years ended December 31, 2019 and 2018 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2019 and 2018, and during the interim period from the end of the most recently completed fiscal year through August 18, 2020, the date of dismissal, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of E&Y would have caused it to make reference to such disagreement in its reports.

The following table sets forth a summary of the fees billed to the Company by (i) E&Y for professional services rendered for the year ended December 31, 2019 and (ii) Horne LLP and E&Y for professional services rendered for the year ended December 31, 2020.

	2020	2019
Audit Fees(1)	$534,203	$453,280
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$534,203	$453,280

(1)

Audit fees include fees and expenses associated with the audit of our financial statements, the review of the financial statements in our quarterly reports on Form 10-Q, and regulatory and statutory filings.

In accordance with the procedures set forth in its charter, the audit committee pre-approves all audit, audit-related, tax and permitted non-audit services (including the fees and terms of those services) to be performed for us by our independent registered public accounting firm prior to its engagement with respect to such services, subject to the de minimis exceptions for non-audit services permitted by the Exchange Act, which are approved by the audit committee prior to the completion of the audit. During 2020, none of those services required use of the de minimis exception to pre-approval contained in the SEC’s rules. The audit committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditor, provided that such approvals are ratified by the audit committee.

PROPOSALS

Proposal No. 1 - Election of 12 Directors

If elected, the 12 directors nominated to stand for election at our 2021 Annual Meeting of Shareholders will serve a one-year term. Based on the recommendation of the nominating and governance committee, the board has nominated the following for election as directors:

•	James M. Baker
•	Thomas C. Besselman, Sr.
•	James H. Boyce, III
•	Robert M. Boyce, Sr.
•	John J. D’Angelo
•	William H. Hidalgo, Sr.
•	Gordon H. Joffrion, III
•	Robert Chris Jordan
•	David J. Lukinovich
•	Suzanne O. Middleton
•	Andrew C. Nelson, M.D.
•	Frank L. Walker

Each nominee presently serves as a member of our board and consents to being named in the proxy statement as a nominee and to serving as a director if elected at the 2021 Annual Meeting of Shareholders. Biographical information about each is set forth above under “BOARD OF DIRECTORS.” If for any reason one or more of the nominees is not available as a candidate for director, an event that the board of directors does not anticipate, the proxy holders will vote, in their discretion, for another candidate or candidates nominated by the board.

Required Vote. Directors are elected by a plurality vote; the nominees who receive the highest number of votes cast, up to the number of directors to be elected, are elected.

Our board of directors unanimously recommends a vote “FOR” the election of each of the 12 nominees for director to the board of directors.

Proposal No. 2 - Ratification of the Appointment of Horne LLP as our Independent Registered Public Accounting Firm for the 2021 fiscal year

We are asking our shareholders to ratify the selection of Horne LLP as our independent registered public accounting firm for the 2021 fiscal year. Although current law, rules and regulations, as well as the charter of the audit committee, require the audit committee to engage, retain and supervise our independent registered public accounting firm, we view the selection of the independent registered public accounting firm as an important matter of shareholder concern and thus are submitting the selection of Horne LLP for ratification by shareholders as a matter of good corporate practice. If our shareholders fail to ratify this appointment, the audit committee will reconsider whether to retain Horne LLP and may retain that firm or another firm without resubmitting the matter to our shareholders. Even if the appointment is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in our best interests and in the best interests of our shareholders. A representative of Horne LLP is expected to be present at the 2021 Annual Meeting of Shareholders to respond to appropriate questions and will also have an opportunity to make a statement if they desire to do so.

Required Vote. The affirmative vote by a majority of votes actually cast at the annual meeting is required for the ratification of the appointment of Horne LLP as our independent registered public accounting firm.

Our board of directors unanimously recommends a vote “FOR” the ratification of

Horne LLP as our independent registered public accounting firm for the 2021 fiscal year.

Proposal No. 3 - Approval of the Compensation of our Named Executive Officers.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“the Dodd-Frank Act”), enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the SEC (also known as “say-on-pay”). This vote is not intended to address any specific compensation arrangement or amount, but rather the overall compensation of our named executive officers and our compensation philosophy and practices as disclosed under the “Executive Officer Compensation” section of this proxy statement. This disclosure includes the compensation tables and narrative discussion following the compensation tables.

At last year’s annual meeting, we provided our shareholders with the opportunity to cast a non-binding advisory vote regarding the compensation of our named executive officers as disclosed in our proxy statement for the 2020 Annual Meeting of shareholders. Our shareholders approved the say-on-pay proposal, with more than 99% of the total votes cast voted for the proposal. This year we are again asking our shareholders to vote on the following resolution:

RESOLVED, That the shareholders of Investar Holding Corporation (“the Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2021 Annual Meeting of shareholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission.

We understand that our executive compensation practices are important to our shareholders. Our core executive compensation philosophy continues to be based on pay for performance, and we believe that our executive compensation program is strongly aligned with the long-term interests of our shareholders. Last year, our shareholders voted to hold our “say-on-pay” advisory vote every year. Accordingly, the next “say-on-pay” vote will occur at our 2022 annual meeting of shareholders.

In considering how to vote on this proposal, we encourage you to review the compensation tables and the narrative discussion preceding the compensation tables regarding our executive compensation program. Although this advisory vote, commonly referred to as a “say-on-pay” vote, is not binding, our Board and our compensation committee value the opinion of our shareholders and will consider the outcome of the vote when evaluating our executive compensation program.

Required Vote. The affirmative vote by a majority of votes actually cast at the annual meeting is required for the approval of the compensation of our named executive officers.

Our board of directors unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers.

Proposal No. 4 - Approval of the Amended and Restated Investar Holding Corporation 2017 Long-Term Incentive Compensation Plan.

Following the recommendation of our compensation committee, referred to as the “committee” in this Proposal No. 4, our board of directors unanimously approved, and recommends that our shareholders adopt, the Amended and Restated Investar Holding Corporation 2017 Long-Term Incentive Compensation Plan (“the Plan”), which is summarized below and attached as Appendix A to this proxy statement. Because this is a summary, it does not contain all of the information that may be important to you. You should read Appendix A carefully before you decide how to vote.

Why Shareholders Should Approve the Plan

The Company believes that the adoption of the Plan is essential to our success. The Plan will allow the Company to continue to grant annual stock-based compensation as a part of a competitive overall compensation program. Equity-based awards are a critical component of our program, allowing us to attract, retain and motivate key talent, and align our employees’ interests with those of our shareholders. Our ability to deliver competitive pay without stock-based compensation would require the replacement of equity awards with cash-based long-term awards that may not necessarily align employee interests with those of our shareholders as effectively as stock-based awards. Additionally, replacing equity with cash would increase cash compensation expense and divert cash that could otherwise be reinvested in the business.

Our Current Plan Has Insufficient Shares Available For Grant

As reflected in the table below, following the annual LTI grants in early 2021, there are currently approximately 81,000 shares remaining available for future grants to our officers, employees and non-employee directors under our 2017 Long-Term Incentive Compensation Plan (the “Original Plan”). As such, we will not have sufficient shares available to make long-term incentive grants to our executive officers, key employees and non-employee directors beginning in 2022.

Material Revisions to the Plan

As compared to the Original Plan, the proposed Plan includes the following material changes:

●	increases the authorized shares under the Plan by 600,000 from 600,000 to 1,200,000;

●	increases the number of shares that may be granted without compliance with minimum vesting requirement to 60,000, which is 5% of the new shares available under the Plan; and

●	extends the term of the Plan from May 24, 2027 to May 19, 2031.

Current Awards Outstanding and Shares Available for Grant

The table below sets forth information regarding the shares outstanding as of April 1, 2021 under the Original Plan and our predecessor plan, and the shares remaining available for grant under the Original Plan.

Options Outstanding	Weighted Average Exercise Price of Options	Weighted Average Remaining Contractual Life of Options (years)	Restricted Shares/RSUs Outstanding	Total Shares Available for Issuance under the Prior Plan as of April 1, 2021
429,408	$17.92	5.7	241,074	81,120

●	Share Reserve. The board has approved the reservation of an additional 600,000 shares under the Plan, which is the number of shares reserved under our Original Plan.

●

Burn Rate. In calendar years 2018, 2019, and 2020, the Company’s annual equity burn rates (calculated by dividing (1) the number of shares subject to equity awards granted during the year by (2) the weighted-average number of shares outstanding at the end of the applicable year) under the Original Plan were 1.6%, 1.9% and 2.4%, respectively, for a three-year average of 2.0%.

●

Expected Duration of the Plan. The Company expects the share reserve under the Plan to provide us with enough shares for awards for approximately 4 years, assuming the Company continues to grant awards consistent with its current practices and historical usage, as reflected in its historical burn rate and the table below, and noting that future circumstances may require the Company to change its current equity grant practices. As the Company cannot predict its future equity grant practices with any degree of certainty at this time, the share reserve under the Plan could last for a shorter or longer time.

●

Dilution. In calendar years 2018, 2019, and 2020, the end of year overhang rate (calculated by dividing (1) the sum of the number of shares issuable pursuant to equity awards outstanding at the end of the calendar year plus shares remaining available for issuance for future awards at the end of the calendar year by (2) the sum of the number of shares outstanding at the end of the calendar year plus the sum of (1) above) was 8.4%, 6.9% and 6.2%, respectively. Upon adoption of the Plan, the Company expects its overhang to be approximately 12.0%.

In light of the factors described above, the Board has determined that the size of the share reserve under the Plan is reasonable and appropriate at this time.

Equity Compensation Best Practices Reflected in the Plan

The Plan has a number of provisions that the Company believes are consistent with best practices in equity compensation, protect shareholder interests and promote effective corporate governance, including the following:

●

Shareholder Approval is Required for Additional Shares and Other Material Amendments. The Plan does not contain an annual “evergreen” provision. The Plan authorizes a limited number of shares, so that shareholder approval is required to increase the maximum number of shares of common stock which may be issued under the Plan. In addition, other material amendments to the Plan require shareholder approval.

●

No Discount Stock Options or Stock Appreciation Rights. All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of the Company’s common stock on the date the stock option or stock appreciation right is granted; although discount stock options and SARs may be granted in the event such awards are assumed or substituted in connection with certain corporate transactions. The Plan defines fair market value as the closing sale price of a share of our common stock on the stock exchange or national market system on which our common stock is listed on such date or, if no sale occurred on the date in question, the closing sale price for a share of our common stock on the last preceding date for which such quotation exists. The closing sale price for a share of our common stock on the Nasdaq, on April 1, 2021 was $20.72.

●	Administration by Independent Directors. Awards under the Plan are administered by the committee, an independent committee of our board.

●	No Automatic Single-Trigger Vesting of Awards. The Plan does not provide for automatic “single-trigger” accelerated vesting upon a change in control.

●

Limitations on Dividend Payments. Dividends and dividend equivalents may be paid on awards subject to performance vesting conditions only to the extent such conditions are met. Further, participants holding stock options or stock appreciation rights do not receive dividend equivalents for any period prior to the exercise of the award.

●

Limitations on Grants. Individual limits on awards granted to any participant pursuant to the plan during any calendar year apply as follows: (a) except for outside directors, a maximum of 100,000 shares of common stock may be subject to awards granted to a participant; and (b) with respect to outside directors, a maximum of 30,000 shares of common stock may be subject to awards. The share amounts may be adjusted to take into account equity restructurings and certain other corporate transactions as described below.

●

No Repricing of Awards. Awards may not be repriced, replaced or re-granted through cancellation or modification without shareholder approval if the effect would be to reduce the exercise price for the shares under the award.

●	No Tax Gross-Ups. The Plan does not provide for any tax gross-ups.

●

No Liberal Share Counting. Shares of common stock delivered or withheld in payment of the exercise price of a stock option, delivered or withheld to satisfy tax obligations in respect of an award, or repurchased with the proceeds of an option exercise may not be re-issued under the Plan.

●

Minimum Vesting Conditions. All awards are subject to a minimum one-year vesting requirement, except that up to 60,000 shares (5% of the shares available under the Plan) may be granted without compliance with this minimum vesting condition.

●

Clawback of Awards. Awards under the Plan that are subject to recovery pursuant to any law, government regulation or exchange listing requirement requiring recovery, or any recovery policy that may be adopted by the Company in the future, will be subject to such deductions and clawbacks as set forth in such laws, government regulations, exchange requirements or policies.

Other Company policies that help align the interests of our directors and executive officers with those of our shareholders include our policies that prohibit our directors and executive officers from hedging our common stock, and our minimum stock ownership guidelines for our directors and executive officers. See “Executive Compensation – Best Practices in Executive Compensation.”

Summary of the Amended and Restated 2017 Long-Term Incentive Compensation Plan

Administration. The committee administers the Plan and has authority to make awards under the Plan and to set the terms of the awards. The committee also has the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for proper administration of the Plan.

Subject to the limitations specified in the Plan, the committee may delegate its authority to our chief executive officer with respect to grants to participants who are not subject to Section 16 of the Exchange Act. As provided under the Original Plan, our chief executive officer will have limited authority to grant awards under the Plan. See “Corporate Governance - Board Committees - Compensation Committee” for information on delegation of authority under our equity plans.

Eligible Participants. Our employees and consultants of the Company or its affiliates, non-employee directors of the Company, and directors of our affiliates will be eligible to receive awards, or incentives, under the Plan when designated as Plan participants. We currently have 4 executive officers, 11 non-employee directors and 364 other employees, consultants, and directors of affiliates eligible to receive awards under the Plan. Currently, we have approximately 93 participants in our long-term incentive program (including our executive officers and directors).

Awards. Awards under the Plan may be granted in any one or a combination of the following forms:

●	for officers and employees only, incentive stock options under Section 422 of the Internal Revenue Code;
●	non-qualified stock options;
●	stock appreciation rights (SARs);
●	restricted stock;
●	restricted stock units (RSUs); and
●	other stock-based awards.

Authorized Shares. The plan authorizes the issuance of up to 1,200,000 shares of common stock, all of which can be issued pursuant to the exercise of incentive stock options under the Plan during its ten-year term. Shares issued under the Plan may be authorized but unissued shares, shares purchased on the open market or treasury shares.

Term of the Plan. No awards may be granted under the Plan after May 19, 2031.

Limitations and Adjustments to Shares Issuable Through the Plan. Awards for no more than 100,000 shares may be granted to a participant in a single year, however, awards for no more than 30,000 shares may be granted to a non-management director in a single year.

Generally, for purposes of determining the maximum number of shares of our common stock available for delivery under the Plan, shares that are not delivered because an award is forfeited, cancelled, or settled in cash will not be deemed to have been delivered under the Plan. With respect to SARs paid in shares, all shares to which the SARs relate are counted against the Plan limits rather than the net number of shares delivered upon exercise. If shares are withheld to satisfy the exercise price of a stock option or the tax withholding obligation associated with any award, those withheld shares will not be available for reissuance under the Plan. In addition, shares purchased on the open market with the proceeds of an option exercise will not be available for reissuance under the Plan.

Proportionate adjustments will be made to all of the share limitations provided in the plan, including shares subject to outstanding awards, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the shares of our common stock. Further, the committee may adjust the terms of any award to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.

Minimum Vesting Requirements. All awards granted under the Plan must be made subject to a one-year vesting period, although this minimum vesting requirement does not apply to awards with respect to five percent of the shares authorized under the Plan.

Amendments to the Plan. The board may amend or discontinue the plan at any time. However, our shareholders must approve any amendment that would:

●	materially increase the benefits accruing to participants under the Plan;
●	increase the number of shares of common stock that may be issued under the Plan;
●	materially expand the classes of persons eligible to participate in the Plan;
●	expand the types of awards available for grant under the Plan;
●	materially extend the term of the Plan;
●	materially change the method for determining the exercise price of a stock option or SAR; or
●	permit the re-pricing of a stock option or SAR.

No amendment or discontinuance of the Plan may materially impair any previously granted award without the consent of the recipient.

Types of Incentives. Each of the types of incentives that may be granted under the Plan is described below:

●

Stock Options. The committee may grant non-qualified stock options or incentive stock options to purchase shares of our common stock. The committee will determine the number and exercise price of the options, provided that the option exercise price may not be less than the fair market value of a share of common stock on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition transaction. In addition, the committee will determine the time or times that the options become exercisable, provided that options are subject to the minimum vesting requirement and exception described above. The term of an option will also be determined by the committee, but may not exceed ten years from the date of the grant. As noted above, the committee may not, without the prior approval of our shareholders, decrease the exercise price for any outstanding option after the date of grant. In addition, an outstanding option may not, as of any date that the option has a per share exercise price that is greater than the then current fair market value of a share of common stock, be surrendered to us as consideration for the grant of a new option with a lower exercise price, another incentive, a cash payment or shares of common stock, unless approved by our shareholders. Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Internal Revenue Code. In addition, participants holding stock options will not be entitled to any dividend equivalent rights for any period of time prior to exercise of the stock option.

●

Stock Appreciation Rights. A stock appreciation right is a right to receive, without payment to us, a number of shares of common stock or an amount of cash determined by dividing the product of the number of shares as to which the SAR is exercised and the amount of the appreciation in each share by the fair market value of a share on the date of exercise of the right. The committee will determine the base price used to measure share appreciation, provided that the base price may not be less than the fair market value of a share of common stock on the date of grant, except for a SAR granted in substitution of an outstanding award in an acquisition transaction. In addition, the committee will determine whether the right may be paid in cash, shares of common stock, or a combination of the two, and the number and term of SARs, provided that the term of a SAR may not exceed ten years from the date of grant. SARs are subject to the minimum vesting requirement and exception described above. The Plan restricts decreases in the exercise price and certain exchanges of SARs on terms similar to the restrictions described above for stock options. Participants holding SARs will not be entitled to any dividend equivalent rights for any period of time prior to exercise of the SAR.

●

Restricted Stock. Shares of common stock may be granted by the committee and made subject to restrictions on sale, pledge or other transfer by the recipient for a certain restricted period. All shares of restricted stock will be subject to such restrictions as the committee may provide in an agreement with the participant, provided that the minimum vesting requirements described above are satisfied. Subject to the restrictions provided in the agreement and the Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to such shares, including the right to receive dividends. Notwithstanding the previous sentence, if the vesting of the shares of restricted stock is based upon the attainment of performance goals, any and all cash and stock dividends paid with respect to the shares of restricted stock will be subject to attainment of the performance goals as applicable to the underlying shares of restricted stock.

●

Restricted Stock Units. A restricted stock unit represents the right to receive from the Company on the scheduled vesting date or other specified payment date one share of common stock. All RSUs will be subject to such restrictions as the committee may provide in an agreement with the participant, provided that the minimum vesting requirements described above are satisfied. Subject to the restrictions provided in the incentive agreement and the Plan, a participant receiving RSUs shall have no rights of a shareholder as to such units until such time as shares of common stock are issued to the participant. RSUs may be granted with dividend equivalent rights; provided, however, that if the vesting of the RSUs is based upon the attainment of performance goals, any and all dividend equivalent rights with respect to the RSUs will be subject to the attainment of the performance goals applicable to the underlying RSUs.

●

Other Stock-Based Awards. The plan also permits the committee to grant participants awards of shares of common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of common stock (other stock-based awards). The committee has discretion to determine the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements, provided that the minimum vesting requirements described above are satisfied. Other stock-based awards may be granted with dividend equivalent rights; provided, however, that if the vesting of the award is based upon the attainment of performance goals, any and all dividend equivalent rights with respect to the award will be subject to the attainment of the performance goals applicable to the underlying award.

Clawback. The Plan also provides that Awards that are subject to recovery pursuant to any law, government regulation or exchange listing requirement requiring recovery, or any recovery policy that may be adopted by the Company in the future, will be subject to such deductions and clawbacks as set forth in such laws, government regulations, exchange requirements or policies. All determinations regarding the applicability of these provisions shall be in the discretion of the committee.

Termination of Employment; Change in Control. If a participant ceases to be an employee of the Company or to provide services to us for any reason, including death, disability, and retirement, the participant’s outstanding awards may be exercised, shall vest or shall expire at such time or times as may be determined by the committee and described in the incentive agreement.

Unless otherwise provided in an incentive agreement, upon a participant’s termination without cause or for good reason during the 24-month period following a change in control: (a) all options and SARs shall become immediately exercisable, and (b) all time-vested restrictions on restricted stock, RSUs or other stock-based awards shall lapse. With respect to outstanding awards with performance conditions, unless otherwise provided in an incentive agreement, all performance measures will be disregarded and the award will convert to a corresponding time-vested award at the target payout level, which will vest on the earlier of (a) the last day of the performance period, provided the participant remains employed through the performance period, or (b) the date of the participant’s termination without cause or for good reason. Further, in the event of a change in control, the committee may, in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any participant with respect to his or her outstanding awards, take one or more of the following actions:

●

arrange for or otherwise provide that each outstanding award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation;

●

require that all outstanding options and SARs be exercised on or before a specified date (before or after such change in control) fixed by the committee, after which specified date all unexercised options and SARs shall terminate;

●

arrange or otherwise provide for payment of cash or other consideration to participants representing the value of such awards, if any, in exchange for the satisfaction and cancellation of outstanding awards, or cancel any outstanding awards for no payment if the award has no value; or

●	make other appropriate adjustments or modifications.

●	Transferability of Awards. Awards under the Plan may not be transferred except by will orby the laws of descent and distribution.

Payment of Withholding Taxes. We may withhold from any payments or stock issuances under the Plan, or collect as a condition of payment, any taxes required by law to be withheld. The participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of common stock or to have the Company withhold, from the shares the participant would otherwise receive, shares, in each case having a value equal to the minimum amount required to be withheld or such other rate approved by the committee. This election must be made prior to the date on which the amount of tax to be withheld is determined.

Prohibition of Repricing. Under the Plan, the committee may not, without the approval of the Company’s shareholders, authorize the repricing of any outstanding option or SAR to reduce its exercise price, cancel any option or SAR in exchange for cash or another incentive when the exercise price exceeds the fair market value of the underlying shares, or take any other action with respect to an option or SAR that the Company determines would be treated as a repricing.

Federal Income Tax Consequences of Incentives

The federal income tax consequences related to the issuance of the different types of incentives that may be granted under the Plan are summarized below. Participants who are granted incentives under the Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Stock Options. A participant who is granted a stock option normally will not realize any income, nor will our Company normally receive any deduction for federal income tax purposes, in the year the option is granted. When a non-qualified stock option granted through the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Internal Revenue Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income. An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Internal Revenue Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares received upon exercise before the expiration of the holding periods.

If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

Stock Appreciation Rights. Generally, a participant who is granted a SAR under the Plan will not recognize any taxable income at the time of the grant. The participant will recognize ordinary income upon exercise equal to the amount of cash or the fair market value of the stock received on the day it is received. In general, there are no federal income tax deductions allowed to our Company upon the grant of SARs. Upon the exercise of the SAR, however, we will be entitled to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under Section 162(m).

Restricted Stock. Unless the participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will generally not recognize income, and we will not be allowed a tax deduction, at the time the restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. If the participant files an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the stock as of that date, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. If the stock is later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Restricted Stock Units. A participant will not be deemed to have received taxable income upon the grant of RSUs. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the RSUs in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of shares to a participant with respect to RSUs, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income of the participant, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. The basis of the shares received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.

Other Stock-Based Awards. Generally, a participant who is granted any other stock-based award under the Plan will recognize ordinary income at the time the cash or shares of common stock associated with the award are received. If stock is received, the ordinary income will be equal to the excess of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. In the year that the participant recognizes ordinary taxable income in respect of such incentive, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section 162(m).

Section 409A. If any incentive constitutes non-qualified deferred compensation under Section 409A of the Internal Revenue Code, it will be necessary that the award be structured to comply with Section 409A of the Internal Revenue Code to avoid the imposition of additional tax, penalties and interest on the participant.

Tax Consequences of a Change in Control. If, upon a change in control of the Company, the exercisability, vesting or payout of an incentive is accelerated, any excess on the date of the change in control of the fair market value of the shares or cash issued under accelerated awards over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Internal Revenue Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control. An “excess parachute payment” with respect to any employee is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change in control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

The foregoing discussion summarizes the federal income tax consequences of incentives that may be granted under the Plan based on current provisions of the Internal Revenue Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences.

Plan Benefits

Awards under the Plan are subject to the discretion of the committee and no determinations have been made by the committee as to any awards that may be granted pursuant to the Plan in the future.

In early 2021, the committee approved the following awards under the Original Plan to the individuals and groups described in the table below.

Name and Position/Group	Options	RSUs
John J. D’Angelo - President and Chief Executive Officer	20,746	10,859
Christopher L. Hufft - Executive Vice President and Chief Financial Officer	11,065	5,791
Travis M. Lavergne - Executive Vice President and Chief Credit Officer and Chief Risk Officer	6,639	3,474
Dane M. Babin - Executive Vice President and Chief Operations Officer	—	3,619
Non-Management Directors	—	23,788
Executive Group	—	22,441
Non-Executive Officer Employee Group	—	56,583

Equity Compensation Plan Information

The following table presents information as of December 31, 2020, regarding our incentive compensation plans under which common stock may be issued to employees and non-employees as compensation.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column)
Equity compensation plans approved by security holders(1)	127,765	$22.97	242,408
Equity compensation plans not approved by security holders(2)	280,523	15.23	—
Total	408,288	16.96	242,408

(1) Effective May 24, 2017, the Company’s shareholders approved its 2017 Long-Term Incentive Compensation Plan (the “Plan”) and ceased using the 2014 Long-Term Incentive Compensation Plan, discussed below. The Plan authorizes the grant of various types of equity grants and awards, such as restricted stock, stock options and stock appreciation rights to eligible participants, which include all of the Company’s employees, non-employee directors, and consultants. The Plan has reserved 600,000 shares of common stock for issuance to eligible participants pursuant to awards under the Plan. No awards may be granted under the Plan after May 24, 2027.

(2) The Investar Holding Corporation 2014 Long-Term Incentive Compensation Plan (the “2014 Plan”) was adopted by the Company’s board of directors on January 15, 2014, and the plan was amended on March 13, 2014. Because the Company was a private corporation at the time of the adoption of the 2014 Plan, shareholder approval of the 2014 Plan was not required, nor was such approval obtained. A total of 600,000 shares of common stock was reserved for issuance pursuant to awards under the 2014 Plan. Effective May 24, 2017, no future awards will be granted under the 2014 Plan, although the terms and conditions of the 2014 Plan will continue to govern any outstanding awards thereunder.

As noted above, in early 2021, the committee granted stock options and RSUs to employees and directors with respect to 165,005 shares under the Original Plan. As such, there are currently approximately 81,000 shares remaining available for issuance under the Original Plan. See the table above under “Current Awards Outstanding and Shares Available for Grant” for current information regarding the shares outstanding and available for grant.

Required Vote. The affirmative vote by a majority of votes actually cast at the annual meeting is required for the approval of the Amended and Restated Investar Holding Corporation 2017 Long-Term Incentive Compensation Plan.

Our board of directors unanimously recommends a vote “FOR” the Amended and Restated Investar Holding Corporation 2017 Long-Term Incentive Compensation Plan.

SHAREHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS

At the annual meeting each year, the board of directors submits to shareholders its nominees for election as directors. In addition, the board may submit other matters to the shareholders for action at the annual meeting. Shareholders may also submit proposals for action at the annual meeting.

Proposals for Inclusion in Our Proxy Statement

Shareholders interested in submitting a proposal for inclusion in our proxy materials for the 2022 Annual Meeting of Shareholders may do so by following the procedures described in Rule 14a-8 of the Exchange Act. If the 2022 Annual Meeting of Shareholders is held within 30 days of May 19, 2022, shareholder proposals must be received by John J. D’Angelo at 10500 Coursey Boulevard, Baton Rouge, Louisiana 70816, no later than the close of business on December 7, 2021 in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

Proposals to be Introduced at the 2022 Annual Meeting of Shareholders

For any shareholder proposal to be presented in connection with the 2022 Annual Meeting of Shareholders but without inclusion in our proxy materials, including any proposal relating to the nomination of an individual to be elected to the board of directors, a shareholder must give timely written notice thereof in writing to our corporate secretary in compliance with the advance notice and eligibility requirements contained in our By-laws. To be timely, a shareholder’s notice must be delivered to Van R. Mayhall, III, our Corporate Secretary, at 10500 Coursey Boulevard, Baton Rouge, Louisiana 70816 not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding year’s annual meeting. If, however, the date of the annual meeting is advanced by more than 30 days or delayed by more than 90 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if public announcement of the date of such meeting is made less than 120 days in advance, the 10th day following the date of the first public announcement of the date of such meeting. The notice must contain information specified in our By-laws about each nominee or the proposed business and the shareholder making the nomination or proposal.

Under our By-laws, based upon the meeting date of May 19, 2021 for the 2021 Annual Meeting of Shareholders, a qualified shareholder intending to introduce a proposal or nominate a director at the 2022 Annual Meeting of Shareholders but not intending the proposal to be included in our proxy materials must give written notice to our Corporate Secretary not earlier than the close of business on January 19, 2022 and not later than the close of business on February 18, 2022.

The advance notice provisions in our By-laws also provide that in the case of a special meeting of shareholders called for the purpose of electing one or more directors, a shareholder (who otherwise satisfies the conditions set forth in our By-laws) may nominate a person or persons (as the case may be) for election to such position if the shareholder’s notice is delivered to the Corporate Secretary at the above address not earlier than the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or, if public announcement of the date of such meeting is made less than 120 days in advance, the 10th day following the date of the first public announcement of the date of the special meeting and of the nominee(s) proposed by the board of directors to be elected at such meeting.

The specific requirements of our advance notice and eligibility provisions are set forth in Article Eight of our By-laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to Van R. Mayhall, III, Corporate Secretary, 10500 Coursey Boulevard, Baton Rouge, Louisiana 70816.

OTHER MATTERS

As of the date of this proxy statement, management was unaware of any other matters to be brought before the 2021 Annual Meeting other than those set forth herein. However, if any other matters are properly brought before the annual meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

Upon written request of any record holder or beneficial owner of shares entitled to vote at the 2021 Annual Meeting of Shareholders, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2020. Requests should be mailed to Van Mayhall, III, General Counsel, 10500 Coursey Boulevard, Baton Rouge, Louisiana 70816. You may also access our Annual Report on Form 10-K on our Internet website, www.investarbank.com.

By Order of the Board of Directors

William H. Hidalgo, Sr.

Chairman of the Board

April 6, 2021

APPENDIX A

INVESTAR HOLDING CORPORATION

AMENDED AND RESTATED

2017 LONG-TERM INCENTIVE COMPENSATION PLAN

INVESTAR HOLDING CORPORATION

AMENDED AND RESTATED

2017 LONG-TERM INCENTIVE COMPENSATION PLAN

Page

Section 1 - Purpose		1
Section 2 - Definitions		1
Section 3 - Adoption; Reservation of Shares; Maximum Awards		5
3.1	Adoption and Effective Date	5
3.2	Duration	6
3.3	Number and Type of Shares	6
3.4	Share Counting	6
3.5	Adjustments	6
Section 4 - Administration		7
4.1	Composition of the Committee	7
4.2	Power and Authority	7
4.3	Decisions Final	7
4.4	Limitations on Grants and Awards	7
4.5	Limits on Incentives	8
4.6	No Liability	8
Section 5 - Participation		8
5.1	Eligibility	8
5.2	No Continued Employment	8
Section 6 - Options		8
6.1	Grant of Options	8
6.2	Incentive Stock Options	9
6.3	Effect of Separation From Service	10
6.4	Expiration	10
6.5	Manner of Exercise	10
6.6	No Rights as Stockholder	10
Section 7 - Restricted Stock		11
7.1	General Provisions	11
7.2	Enforcement of Restrictions	11
7.3	Dividends Payable During Restriction Period	11
7.4	Lapse of Restrictions	12
7.5	Effect of Separation From Service	12
7.6	Shareholder Rights	12
Section 8 - Restricted Stock Units		13
8.1	Credit	13
8.2	Dividend Equivalents	13
8.3	Effect of Separation From Service	13
8.4	Settlement	13
8.5	Not a Stockholder	14

i

Section 9 - Stock Appreciation Rights		14
9.1	General Provisions	14
9.2	Manner of Exercise	14
9.3	Determination of Settlement Amount	14
9.4	Effect of Separation From Service	14
9.5	No Dividend Equivalent Rights	15
Section 10 - Other Stock-Based Awards		15
10.1	General Provisions	15
10.2	Dividend Equivalent Accounts	15
Section 11 - Non-Employee Directors		15
11.1	Stock In Lieu of Compensation	15
11.2	Other Grants and Awards	15
Section 12 - General Provisions		16
12.1	Amendment and Termination	16
12.2	Transferability of Incentives	16
12.3	Withholding	17
12.4	Change in Control	17
12.5	Additional Legal Requirements	18
12.6	Fractional Shares	19
12.7	Certificates	19
12.8	Additional Holding Period	19
12.9	Governing Law	19
12.10	Other Benefits	19
12.11	No Limit on Other Compensation Arrangements	19
12.12	Status	19
12.13	Code Section 409A	20
12.14	Incentive Agreements	20
12.15	Clawback	20

ii

INVESTAR HOLDING CORPORATION

AMENDED AND RESTATED

2017 LONG-TERM INCENTIVE COMPENSATION PLAN

Investar Holding Corporation, a corporation organized and existing under the laws of the State of Louisiana (the “Company”), hereby establishes this Amended and Restated 2017 Long-Term Incentive Compensation Plan (the “Plan”).

Section 1 -	Purpose

This Plan provides for the grant of compensation related to the Company’s Common Stock (as defined below), which compensation is intended to align the financial interests of the recipients thereof with the interests of the Company and its shareholders.

Section 2 -	Definitions

2.1    Affiliate means the Bank and any other corporation or other form of entity of which the Company owns, from time to time, directly or indirectly, at least 80% of the total combined voting power of all classes of stock or other equity interests.

2.2    Bank means Investar Bank.

2.3    Base Amount means the dollar denominated amount with respect to which the value of a SAR is measured.

2.4    Board or Board of Directors means the Board of Directors of the Company.

2.5    Cause, unless otherwise specified in an employment or similar agreement between a Participant and the Company or an Affiliate, means that a Participant has:

a.

Committed an intentional act of fraud, embezzlement or theft in the course of employment or otherwise engaged in any intentional misconduct which is materially injurious to the financial condition or business reputation of the Company or its Affiliates;

b.

Committed intentional damage to the property of the Company and its Affiliates or committed intentional wrongful disclosure of proprietary information or confidential information, which is materially injurious to the financial condition or business reputation of the Company or its Affiliates;

c.	Been convicted with no further possibility of appeal, or entered a guilty or nolo contendere plea, for a felony or a crime involving moral turpitude;

d.	Willfully and substantially refused to perform the essential duties of his or her position after written notice from the Company; or

e.	Intentionally, recklessly or negligently violated any material provision of any code of conduct or ethics or equivalent code or policy of the Company or the Bank that is applicable to the Participant.

The Committee, in its discretion, shall determine whether any Separation from Service is on account of Cause as defined herein, provided that no act or failure to act will be deemed “intentional” if it is due primarily to an error in judgment, but will be deemed “intentional” only if done or omitted to be done by a Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company or an Affiliate.

2.6    Change in Control means and shall be deemed to occur upon the consummation of a Change in Equity Ownership, a Change in Effective Control, a Change in the Ownership of Assets or a Change by Merger. For this purpose:

a.

A “Change in Equity Ownership” means that a person or group acquires, directly or indirectly in accordance with Code Section 318, more than 50% of the aggregate fair market value or voting power of the capital stock of the Company, including for this purpose capital stock previously acquired by such person or group; provided, however, that once any person or group acquires more than 50% of the aggregate fair market value or voting power of the Company’s capital stock, additional acquisitions by such person or group shall not be deemed to constitute an additional Change in Control hereunder.

b.

A “Change in Effective Control” means that a majority of the members of the Board of Directors is replaced during any 12-month period, whether by appointment or election, without endorsement by a majority of the members of the Board then serving prior to the date of such appointment or election.

c.

A “Change in the Ownership of Assets” means that any person or group acquires, or has acquired in a series of transactions during the immediately preceding 12-month period ending on the date of the most recent acquisition, all or substantially all of the assets of the Company.

d.

A “Change by Merger” means that the Company shall consummate a merger or consolidation or similar transaction with another corporation or entity, unless as a result of such transaction, more than 50% of the then outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by the former shareholders of the Company, and the voting securities of the surviving or resulting corporation or entity are owned in substantially the same proportion as the common stock of the Company was beneficially owned before such transaction.

2

Notwithstanding the above and solely with respect to any Incentive that constitutes “deferred compensation” subject to Section 409A and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time or form of payment that complies with Section 409A, without altering the definition of Change in Control for purposes of determining whether a Participant's rights to such Award become vested or otherwise unconditional upon the Change in Control.

2.7      Code means the Internal Revenue Code of 1986, as amended.

2.8      Committee means the Compensation Committee of the Board of Directors.

2.9      Common Stock means $1.00 par value per share common stock issued by the Company.

2.10    Disability means that a Participant is (a) eligible to receive Social Security disability benefits, or (b) actually receiving long-term disability benefits under a separate welfare benefit plan maintained by the Company or its Affiliates.

2.11    Effective Date means the date this Plan is approved by the Company’s Shareholders.

2.12    Employee means a regular, common law employee of the Company, the Bank or another Affiliate, including officers, determined in accordance with the Company’s standard personnel policies and practices.

2.13    Exchange Act means the Securities Exchange Act of 1934, as amended.

2.14    Exercise Price means the per share price at which an Option may be exercised.

2.15    Fair Market Value means the closing sales price of a share of Common Stock as quoted on a national securities exchange or other recognized system of reporting as of the date specified herein; if no Common Stock is traded on such date, then Fair Market Value shall be determined as of the immediately preceding date on which Common Stock last traded or was reported. If Common Stock is not traded or reported on any such national securities exchange or system of reporting, then Fair Market Value shall be determined by the Board or its designee in accordance with the provisions of Code Section 409A.

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2.16    Good Reason means either of the following (without Participant's express written consent): (i) a material diminution in Participant's base salary as of the day immediately preceding the Change in Control or (ii) the Company's requiring Participant to be based at any office or location more than 35 miles from Participant's principal office or location as of the day immediately preceding the Change in Control. Notwithstanding the foregoing, a Participant shall not have the right to terminate the Participant's employment hereunder for Good Reason unless (1) within 30 days of the initial existence of the condition or conditions giving rise to such right Participant provides written notice to the Company of the existence of such condition or conditions, and (2) the Company fails to remedy such condition or conditions within 30 days following the receipt of such written notice (the “Cure Period”). If any such condition is not remedied within the Cure Period, Participant must terminate Participant's employment with the Company within a reasonable period of time, not to exceed 30 days, following the end of the Cure Period. Notwithstanding the foregoing, if a Participant is subject to an effective employment or change in control agreement with the Company or an Affiliate that contains a definition of “Good Reason,” then in lieu of the foregoing definition, for purposes of Incentives under this Plan, “Good Reason” shall have the meaning specified in such other agreement.

2.17    Grant Date means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Incentive to a Participant that specifies the key terms and conditions of the Incentive or, if a later date is set forth in such resolution, then such later date.

2.18    Incentive means a right to purchase or receive shares of Common Stock or cash in accordance with the terms of this Plan. An Incentive may be granted or awarded in the form of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Other Stock-Based Awards, or a combination thereof.

2.19    Incentive Agreement means the agreement between a Participant and the Company or notice from the Company containing the terms and conditions applicable to each Incentive granted or awarded hereunder.

2.20    Incentive Stock Option or ISO means an option to purchase shares of Common Stock which meets the requirements of Code Section 422 and is granted in accordance with Section 6.2 hereof.

2.21    Ledger Account means the bookkeeping account established by the Company to which RSUs or Other Stock-Based Awards and additional amounts may be credited.

2.22    Non-Employee Director means a member of the Board of Directors who is not also an Employee of the Company, the Bank or an Affiliate.

2.23    Nonqualified Stock Option means an option to purchase shares of Common Stock granted in accordance with the terms of Section 6.1 hereof.

2.24    Other Stock-Based Awards means any right or award granted under Section 10 hereof.

2.25    Option means an Incentive Stock Option or a Nonqualified Stock Option.

2.26    Participant means an Employee, Non-Employee Director or Consultant who is granted an Incentive under this Plan.

2.27    Performance Cycle means a period of time selected by the Committee over which the achievement of one or more Performance Objectives will be measured for purposes of determining a Participant’s right to an Incentive that vests or pays out based on achievement of Performance Objectives. Performance Cycles may be of varying and overlapping durations, at the discretion of the Committee.

4

2.28    Performance Objectives means performance criteria designated by the Committee to be achieved during a designated Performance Cycle. Such objectives may relate to the business and affairs of the Company, the Bank, another Affiliate, or a division, department, unit or profit center of the Company, the Bank or an Affiliate, including, but not limited to the following: (a) the attainment of goals related to the Company’s earnings per share (EPS), whether or not calculated on a fully diluted basis; (b) earnings before interest and taxes (EBIT); (c) return on equity (ROE); (d) return on investment (ROI); (e) return on invested capital (ROIC); (f) return on assets (ROA); (g) growth in net income; (h) growth in market share; (i) growth in loans; (j) appreciation in the price of Common Stock, whether with or without reinvested dividends, the (k) completion of strategic objectives, or (l) shareholder returns. Performance Objectives may be expressed with respect to the performance of the Company, the Bank and/or its Affiliates, as compared to a designated peer group or with respect to the completion of strategic objectives on an individual basis.

2.29    Restricted Stock means an award of Common Stock subject to restrictions on transfer or forfeiture as set forth in Section 7 hereof.

2.30    Restricted Stock Unit or RSU means a bookkeeping credit representing a share of Common Stock.

2.31    Restriction Period means the period during which Restricted Stock is subject to forfeiture restrictions on transfer or similar conditions.

2.32    Retirement means that a Participant voluntarily Separates from Service after he or she has attained age 60 and completed not less than five years of service with the Company, the Bank or another Affiliate.

2.33    Separation Date or Separation from Service or words of similar import means the later of the date on which (a) a Participant’s employment with the Company and its Affiliates ceases, or (b) the Company and such Participant reasonably anticipate that he or she will perform no further services for the Company and its Affiliates, whether as a common law employee or independent contractor. Notwithstanding the foregoing, a Participant may be deemed to have Separated from Service if he or she continues to provide services to the Company or an Affiliate after a separation event or other change in status, whether as an employee or an independent contractor, provided such continuing services are not more than 20% of the average level of services performed by such Participant during the 36-month period immediately preceding such separation event or change.

2.34    Stock Appreciation Right or SAR means a right, the value of which is based upon the appreciation of Common Stock and is granted in accordance with Section 9 hereof.

Section 3 -	Adoption; Reservation of Shares; Maximum Awards

3.1    Adoption and Effective Date. The 2017 Long-Term Incentive Compensation Plan was originally approved by the Company Shareholders on May 24, 2017, and shall be amended and restated effective upon the Effective Date.

5

3.2    Duration. This Plan shall commence on its Effective Date and shall remain in effect until (a) all Incentives granted or awarded hereunder have been satisfied by the issuance of shares of Common Stock or cash payments or a combination thereof, or such Incentives have expired, otherwise terminated or been forfeited, or (b) restrictions or other Performance Objectives imposed on shares of Common Stock have been satisfied or lapsed. No Incentive shall be granted or awarded hereunder after May 19, 2031.

3.3    Number and Type of Shares. Subject to adjustment as provided in Sections 3.4 and 3.5 hereof, a maximum of 1,200,000 shares of Common Stock shall be reserved for issuance under the Plan, representing 600,000 shares initially authorized and an additional 600,000 authorized in 2021. Such shares may be authorized and unissued shares, issued shares held as treasury shares or shares acquired on the open market or through private purchase.

3.4    Share Counting. The number of shares of Common Stock available for grant, award, transfer, issuance or other payment under the Plan shall be adjusted as follows:

a.

To the extent any shares of Common Stock covered by an Option or SAR granted under the Plan are not delivered to a Participant or permitted transferee because the Incentive is forfeited or canceled, or shares are not delivered because an Incentive is paid or settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares available for delivery under this Plan and such shares may again be issued under the Plan. Awards that by their terms may only be settled in cash shall have no effect on the Plan limit in Section 3.3.

b.	In the event that shares issued as an Incentive under the Plan are forfeited, such forfeited shares may again be issued under the Plan.

c.

The following shares may not again be made available for issuance as Incentives under the Plan: (i) shares delivered or withheld in payment of the exercise of an Option, (ii) shares delivered or withheld from payment of an Incentive to satisfy tax obligations with respect to the Incentive, and (iii) shares repurchased on the open market with the proceeds of the exercise price of an Option.

d.

With respect to SARs, if the SAR is payable in shares of Common Stock, all shares to which the SARs relate are counted against the Plan limits, rather than the net number of shares delivered upon exercise of the SAR.

3.5    Adjustments. In the event of any merger, consolidation or reorganization of the Company with another entity there shall be substituted for each of the shares of Common Stock then subject to the Plan the number and kind of shares of stock or other securities to which the holders of Common Stock are entitled in the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the number of shares of Common Stock then outstanding for which the Company does not receive consideration, the number of shares of Common Stock then subject to the Plan shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such substitution or adjustment, the Exercise Price of any Option, Performance Objectives applicable to any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted or substituted, as the case may be, such adjustment or substitution to be determined by the Committee to the extent necessary to prevent the dilution or enlargement thereof.

6

Section 4 -	Administration

4.1    Composition of the Committee. This Plan shall be administered by the Committee, provided, however, that: (a) the Board may act in lieu of the Committee as to any matter hereunder; and (b) any grant by the Committee may be made subject to the ratification or approval of the Board. When acting, the Board shall function as the Committee and possess all power and authority granted to the Committee hereunder.

4.2    Power and Authority. In addition to the power and authority set forth elsewhere in this Plan, the Committee shall have the discretionary power and authority to: (a) designate Participants hereunder; (b) grant Incentives, including the determination of the terms and conditions thereof; (c) construe and interpret the provisions of the Plan and any Incentive Agreement or other form or writing related thereto; (d) establish and adopt rules, regulations, and procedures relating to the Plan and the grant of Incentives hereunder; (e) interpret, apply and construe such rules, regulations and procedures; (f) accelerate any service-related vesting period or extend the exercise period applicable to any Incentive granted or awarded hereunder, subject to any expiration requirement imposed hereunder; and (g) make any other determination which it believes necessary or advisable for the proper administration of the Plan.

The Committee may delegate to the appropriate officers and employees of the Company or an Affiliate the performance of one or more of its ministerial duties hereunder. Subject to the terms of the Plan and applicable law, the Committee may further delegate to the Company’s Chief Executive Officer the authority, subject to such terms and limitations as the Committee shall determine, to grant and set the terms of, to cancel, modify, or waive rights with respect to, or to alter, discontinue, suspend, or terminate Incentives held by Participants who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto; provided, however, that the per share exercise price of any Option or SAR granted by such officer shall be equal to or greater than the Fair Market Value of a share of Common Stock on the later of the Grant Date or the date the Participant's employment with or service to the Company commences.

4.3    Decisions Final. Decisions, interpretations and actions of the Committee concerning matters related to the Plan shall be final and conclusive on the Company and its Affiliates and Participants and their beneficiaries or heirs. Determinations may be made selectively among Participants who receive or are eligible to receive Incentives hereunder, whether or not such Participants are similarly situated.

4.4    Limitations on Grants and Awards. Notwithstanding any provision of this Plan to the contrary and unless otherwise permitted under applicable law or rules and regulations, to o the extent that a grant hereunder is intended to be an exempt transaction under Rule 16b-3 promulgated under the Exchange Act, each acting member of the Committee shall be a “non-employee director” within the meaning of such rule; and

7

a.

4.5    Limits on Incentives.

a.

Except with respect to awards to Non-Employee Directors, the maximum number of shares of Common Stock that may be covered by Incentives, including Options and SARs, granted under the Plan to any Participant during a calendar year shall be 100,000 shares, and the maximum number of shares that may be covered by Incentives granted under the Plan to a Non-Employee Director during a calendar year shall be 30,000. .

b.

Participants who are granted Incentives will be required to continue to provide services to the Company (or an Affiliate) for not less than one-year following the Grant Date in order for any such Incentives to fully or partially vest or be exercisable (subject to the Committee's discretion to accelerate the exercisability of such Incentives in connection with a Separation from Service or pursuant to Section 12.4). Notwithstanding the foregoing, Incentives related to up to 60,000 of the shares reserved for issuance under the Plan pursuant to Section 3.3 may provide for vesting, partially or in full, in less than one-year.

4.6    No Liability. The members of the Committee, including any officer or Employee acting at the request or direction of the Committee, shall have no liability to any Participant or other person for any action taken or omitted to be taken hereunder or any determination made in good faith in accordance with the terms of the Plan or any Incentive Agreement.

Section 5 -	Participation

5.1    Eligibility. Employees and consultants of the Company and its Affiliates shall be eligible to receive Incentives under this Plan, when designated by the Committee, and may be designated hereunder individually or by groups or categories, in the discretion of the Committee.

Non-Employee Directors shall be eligible to participate in the Plan. Members of the boards of directors of any Affiliate may be eligible to participate hereunder, when designated by the Committee.

5.2    No Continued Employment. No Participant shall have any right to continue in the employ of the Company or an Affiliate for any period of time or any right to continue his or her present or any other rate of compensation on account of the grant of an Incentive or the issuance of Common Stock or other form of payment hereunder.

Section 6 -	Options

6.1    Grant of Options. The Committee may grant Options to such Participants as it may designate, from time to time, subject to the following:

a.	The Exercise Price shall be designated on the Grant Date and shall not be less than Fair Market Value as of such date.

8

b.	The number of shares of Common Stock subject to an Option shall be designated on the Grant Date.

c.	The term of each Option shall be designated on the Grant Date, but shall not be longer than ten years, measured from such date.

d.	Each Option shall be exercisable at such time or times during its term as may be determined by the Committee, subject to Section 4.5(b).

e.	The exercise of each Option may be further subject to such Performance Objectives, service vesting conditions or other terms and limitations as the Committee deems appropriate.

6.2    Incentive Stock Options. If an Incentive Stock Option is granted hereunder before this Plan is approved by a majority of the Company’s shareholders as contemplated under Code Section 422, the status of such Option as an ISO hereunder shall be contingent upon such timely approval. All shares of Common Stock reserved hereunder may be granted in the form of Incentive Stock Options.

The Committee may designate an Option granted hereunder as an Incentive Stock Option, in which event such Option shall be further subject to the following:

a.	Such designation shall be made on the Grant Date;

b.

No ISO shall be granted to a Participant hereunder if the aggregate Fair Market Value of Common Stock with respect to which such ISO is first exercisable during any calendar year (under this Plan and any other plans of the Company and its Affiliates) exceeds $100,000;

c.

No ISO shall be granted to any Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company (determined in accordance with Code Section 424), unless the exercise price of such option is not less than 110% of Fair Market Value, determined on the Grant Date, and the expiration of such Option is five years measured from the Grant Date;

d.	No ISO shall be granted to a consultants or Non-Employee Director; and

e.

An ISO granted hereunder shall be subject to such additional terms and conditions as the Committee deems necessary or advisable, consistent with the provisions of Code Section 422 and the regulations promulgated thereunder.

An ISO granted hereunder shall automatically be deemed a Non-qualified Option to the extent that the requirements imposed hereunder, or under Code Section 422, are not satisfied, whether with respect to the grant or exercise of such Option or the disposition of Common Stock acquired upon the exercise thereof.

9

6.3    Effect of Separation From Service. Unless otherwise provided in an Incentive Agreement, if a Participant Separates from Service, Options granted hereunder, to the extent vested and exercisable as of such separation, shall be and remain exercisable until the earlier of the date on which any such Option would otherwise expire or:

a.	One-year following the date of the Participant’s death or Disability or Retirement; or

b.	Sixty days following a Participant’s involuntary Separation from Service without Cause or voluntary Separation from Service.

If a Participant’s Separation from Service is involuntary on account of Cause, then notwithstanding any provision of this Plan or any form or agreement to the contrary, Options granted hereunder, whether or not then vested, shall be deemed canceled and forfeited as of such Participant’s Separation Date, without the requirement of notice or the payment of compensation.

6.4    Expiration. To the extent not exercised within the period or periods prescribed hereunder, Options shall expire and be deemed forfeited to the Company.

6.5    Manner of Exercise. An Option shall be exercised, in whole or in part, by providing written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full Exercise Price for such shares, such notice to be provided in the form designated by the Committee for such purpose. Unless otherwise limited in an Incentive Agreement, the Exercise Price shall be payable, in the discretion of each Participant: (a) in the form of cash (including cash equivalents); (b) by delivery of previously acquired shares of Common Stock (whether mature or otherwise), including by means of attestation; (c) by the withholding of shares otherwise issuable upon exercise; or (d) by combination thereof. The Committee, in its discretion, may designate such other manner of exercise as the Board deems appropriate, from time to time. Common Stock tendered in payment of the Exercise Price, or withheld in consideration of such price, shall be valued at Fair Market Value as of the date of exercise.

Unless otherwise provided by the Committee in an Incentive Agreement, a Participant may exercise Options and contemporaneously sell the shares of Common Stock acquired thereby pursuant to a brokerage or similar arrangement, provided that the proceeds thereof are irrevocably applied to the payment of the Exercise Price of the shares.

6.6    No Rights as Stockholder. Prior to the issuance of shares of Common Stock upon the exercise of an Option, a Participant shall have no rights as a stockholder with respect to the shares subject to such Option, including the right to vote or to receive dividends.

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Section 7 -	Restricted Stock

7.1    General Provisions. The Committee may award shares of Restricted Stock to such Participants as it may designate, from time to time, subject to the following terms and conditions:

a.	The number of shares of Restricted Stock subject to such award shall be determined by the Committee on the Grant Date;

b.	The Committee shall determine the consideration to be paid for such stock, if any;

c.

The Committee shall designate a Restriction Period, subject to Section 4.5(b), during which shares of Restricted Stock awarded hereunder shall be subject to such terms, conditions and restrictions the Committee, in its discretion, may determine, including, without limitation, restrictions on transfer or other disposition, forfeiture provisions, and/or restrictions based upon the achievement of Performance Objectives; and

d.

Unless otherwise provided by the Committee in an Incentive Agreement, during a Restriction Period shares of Restricted Stock awarded hereunder shall not be sold, assigned, transferred, pledged, or otherwise disposed of or encumbered, whether voluntarily or involuntarily.

7.2    Enforcement of Restrictions. Restricted Stock awarded hereunder may be certificated or issued in book entry form, in the discretion of the Committee; provided that:

a.	Any such shares shall be legended, or subject to legend, to reflect any restrictions imposed in accordance with the provisions of Section 7.1 hereof;

b.	To the extent such shares are certificated, the Committee may further require that such shares be deposited in escrow with the Company; and

c.

The Committee may require with respect to such shares and as a condition of the award thereof that a Participant deliver to the Company a stock power endorsed in blank, pending the lapse of such restrictions or the expiration of the Restriction Period.

7.3    Dividends Payable During Restriction Period. If the Restriction Period applicable to any award hereunder exceeds 12 months, the Committee may provide that cash dividends payable on shares of Restricted Stock shall be allocated to a Ledger Account pending the lapse of such period, at which time the balance of such account shall be settled, and any amount not vested shall be forfeited; such settlement to be made in the form of cash or Common Stock, without liability for interest or gain thereon, as determined by the Committee.

Notwithstanding anything to the contrary herein, if the vesting of the shares of Restricted Stock is based upon the achievement of Performance Objectives, any and all cash and stock dividends payable on the shares of Restricted Stock shall not be paid currently, but shall accrue and remain subject to the achievement of the Performance Objective applicable to the underlying shares of Restricted Stock.

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7.4    Lapse of Restrictions. The Committee shall notify each affected Participant at the end of each Restriction Period as to the number of shares of Common Stock with respect to which restrictions shall be deemed lapsed or Performance Objectives shall be deemed attained. The number of shares of Common Stock with respect to which such lapse or attainment has occurred shall then be delivered to each affected Participant free of restriction, or the Committee may cause such delivery to be made in book entry form.

7.5    Effect of Separation From Service. Unless otherwise provided in an Incentive Agreement, if a Participant Separates from Service during a Restriction Period:

a.

If such separation is on account of Retirement, death, Disability or involuntary termination by the Company without Cause and Restricted Stock is then subject to the attainment of Performance Objectives, such objectives shall be deemed satisfied with respect to (i) the number of shares of Restricted Stock with respect to which Performance Objectives are actually satisfied, determined at the end of the applicable Performance Cycle, multiplied by (ii) a fraction, the numerator of which is the number of days in such cycle prior to such Participant’s Separation Date and the denominator of which is the total number of days in such cycle. Shares of Common Stock subject to certification or delivery hereunder shall be certificated or otherwise delivered at the time prescribed in Section 7.5 hereof.

b.

If such separation is on account of death, Disability or involuntary termination by the Company without Cause and Restricted Stock is then subject to forfeiture based only upon such Participant’s service, then a portion of the shares of Restricted Stock shall vest as of the Participant’s Separation Date, calculated as follows: the number of shares subject to such award shall be multiplied by a fraction (i) the numerator of which is the number of days in such period prior to such Participant’s Separation Date, and (ii) the denominator of which is the total number of days in such period. Shares of Common Stock subject to certification or delivery hereunder shall be certificated and delivered as soon as practicable after the Participant’s Separation Date.

c.

If such separation is not on account of a reason specified in subparagraph (a) or (b) hereof, Restricted Stock shall be deemed cancelled and forfeited to the Company as of the affected Participant’s Separation Date.

7.6    Shareholder Rights. Subject to any restrictions or limitations imposed in an Incentive Agreement or as otherwise provided in Section 7.3 hereof, each Participant receiving an award of Restricted Stock hereunder shall have the full voting rights of a stockholder with respect to such shares during any Restriction Period in which the shares are subject to Performance Objectives or forfeiture or other restrictions on transfer and shall receive dividends with respect thereto; provided, however, that if the vesting of the shares of Restricted Stock is based upon the achievement of Performance Objectives, any and all cash and stock dividends payable on the shares of Restricted Stock shall not be paid currently, but shall accrue and remain subject to the achievement of the Performance Objective applicable to the underlying shares of Restricted Stock.

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Section 8 -	Restricted Stock Units

8.1    Credit. The Committee may credit Restricted Stock Units to a Ledger Account maintained for a Participant hereunder, subject to the following terms and conditions:

a.	The number of RSUs shall be determined by the Committee and shall be subject to adjustment as provided in Section 3.5 hereof;

b.

The settlement or other vesting of RSUs shall be subject to such Performance Objectives, service vesting conditions, subject to Section 4.5(b), and/or other restrictions as the Committee deems appropriate; and

c.	Units and other amounts credited to a Ledger Account, including vested units or amounts, shall be settled as of the date designated by the Committee (the “Settlement Date”).

8.2    Dividend Equivalents. During any period in which RSUs are credited to a Ledger Account, the Committee may provide: (a) that an amount equal to any cash dividends payable with respect to Common Stock represented by such units shall be credited to such account as of each dividend payment date; and/or (b) that any stock dividend, stock split or other recapitalization shall be reflected in the credits made to such Ledger Account and settled in accordance with the provisions of Section 7.3 hereof.

Notwithstanding anything to the contrary herein, if the vesting of the RSUs is based upon the achievement of Performance Objectives, any and all cash and stock dividends payable on the underlying shares of Common Stock shall not be paid currently, but shall accrue and remain subject to the achievement of the Performance Objective applicable to the underlying RSUs.

8.3    Effect of Separation From Service. Unless otherwise provided in an Incentive Agreement, if a Participant Separates from Service with the Company and its Affiliates prior to the Settlement Date, his or her Ledger Account shall be settled in the manner applicable to Restricted Stock set forth in Section 7.5 hereof, if permitted under Section 409A of the Code.

8.4    Settlement. Except on account of a Separation from Service, the settlement of RSUs and other amounts credited to a Ledger Account shall be made as of the Settlement Date in accordance with the terms and conditions imposed by the Committee. When any such RSU or other amount becomes subject to settlement, the affected Participant shall be entitled to receive a distribution in such form, which may include shares of Common Stock, Restricted Stock, cash or a combination thereof, as the Committee shall determine and in accordance with the requirements of Section 409A.

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8.5    Not a Stockholder. The allocation of units or other amounts to a Ledger Account shall not entitle a Participant to exercise the rights of a stockholder of the Company, until the issuance of shares of Common Stock with respect thereto.

Section 9 -	Stock Appreciation Rights

9.1    General Provisions. The Committee may grant Stock Appreciation Rights to such Participants as it may designate, from time to time, subject to the following:

a.	Each SAR granted hereunder shall relate to the number of shares of Common Stock designated by the Committee on the Grant Date.

b.	The Base Amount of each SAR shall be determined by the Committee on the Grant Date and shall not be less than the Fair Market Value of a share of Common Stock determined as of such date.

c.

The exercise of each SAR shall be subject to such Performance Objectives, service vesting, subject to Section 4.5(b), or other conditions as the Committee deems appropriate and shall be imposed on the Grant Date.

d.

The term of each SAR granted hereunder shall not exceed ten years, after which time any portion of the SAR that remains unexercised, whether or not then vested, shall expire and be cancelled and forfeited to the Company.

9.2    Manner of Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Committee, specifying the number of SARs to be exercised. Upon the receipt of such notice, and subject to the limitations and requirements set forth in Section 6.7 hereof, the Committee shall promptly thereafter deliver to the affected Participant shares of Common Stock, shares of Restricted Stock, cash or a combination thereof, as determined in its discretion, having a Fair Market Value equal to the Settlement Amount.

9.3    Determination of Settlement Amount. The amount payable to any Participant on account of the exercise of his or her SARs shall be determined by multiplying:

a.	The number of shares of Common Stock with respect to which such SAR is exercised; by

b.	The excess of the Fair Market Value of a share of Common Stock on the exercise date over the Base Amount.

9.4    Effect of Separation From Service. Unless otherwise specified by the Committee, a SAR granted hereunder shall be exercisable only while a Participant is an Employee or consultant of the Company or an Affiliate and thereafter in accordance with the provisions of Section 6.3 hereunder.

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9.5    No Dividend Equivalent Rights. Participants holding SARs shall not be entitled to any dividend equivalent rights for any period of time prior to exercise of the SAR.

Section 10 -	Other Stock-Based Awards

10.1    General Provisions. The Committee may grant Other Stock-Based Awards to such Participants as it may designate, from time to time. Other Stock-Based Awards are awards not specified in Sections 6 through 9 of this Plan, the value of which is based in whole or in part on the value of shares of Common Stock. Other Stock-Based Awards may be awards of shares or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee consistent with the purposes of the Plan. The settlement or other vesting of Other Stock-Based Awards shall be subject to such Performance Objectives, service vesting conditions, subject to Section 4.5(b), and/or other restrictions as the Committee deems appropriate. The Committee shall determine other terms and conditions of any such Other Stock-Based Award, and may provide that such awards would be payable in whole or in part in cash.

10.2    Dividend Equivalent Accounts. Subject to the terms and conditions of this Plan and the applicable Incentive Agreement, the Committee may determine to pay dividend equivalent rights with respect to an Other Stock-Based Award, in which case, unless determined by the Committee to be paid currently, the Company shall establish a Ledger Account for the Participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares underlying each such award. Notwithstanding anything to the contrary herein, if the vesting of the Other Stock-Based Award is based upon the achievement of Performance Objectives, any and all cash and stock dividends payable on the underlying shares of Common Stock shall not be paid currently, but shall accrue and remain subject to the achievement of the Performance Objective applicable to the underlying award.

Section 11 -	Non-Employee Directors

11.1    Stock In Lieu of Compensation. The Board may determine that a portion of each Non-Employee Director’s annual compensation shall be payable in the form of an Incentive under the Plan. Each Non-Employee Director shall further be entitled to elect to receive all or a portion of his or her annual compensation in the form of Common Stock, instead of in cash. In either case, the number of shares issued to the Eligible Director shall equal the quotient of:

a.	The amount of compensation payable in the form of Common Stock; divided by

b.	The Fair Market Value of Common Stock, determined as of the date the compensation is otherwise paid or payable.

11.2    Other Grants and Awards. The Board may, whether annually or from time to time, and whether pursuant to a formula or by means of the exercise of discretion, grant Incentives to one or more Non-Employee Directors, which may include shares of Common Stock not otherwise subject to vesting or forfeiture, subject to such terms and conditions as the Board deems appropriate, except that in no event shall the Fair Market Value of Common Stock covered by grants or awards to any individual director hereunder exceed 200% of his or her annualized compensation.

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Section 12 -	General Provisions

12.1    Amendment and Termination.

a.	The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may

i.

without the approval of the shareholders, (A) increase, subject to adjustments permitted herein, the maximum number of shares of Common Stock that may be issued through the Plan, (B) materially increase the benefits accruing to Participants under the Plan, (C) materially expand the classes of persons eligible to participate in the Plan, (D) expand the types of Awards available for grant under the Plan, (E) materially extend the term of the Plan, (F) materially change the method of determining the exercise price of Options or Stock Appreciation Rights, or (G) amend Section 12.1(b) to permit a reduction in the exercise price of Options or SARs; or

ii.	materially impair, without the consent of the Participant, an Incentive previously granted.

b.

The Committee shall possess the authority to amend the terms of any individual Incentive Agreement hereunder; provided, however, that no such amendment shall materially impair the terms of any such Incentive without the consent of each affected Participant and no such amendment shall: (a) reduce the Exercise Price of an Option or the Base Amount applicable to a SAR; or (b) cancel or exchange an outstanding Option or SAR for cash, another Incentive or for other Options with a lesser Exercise Price or Base Amount, except to the extent such action is contemplated under Section 3.5 hereof in connection with a corporate transaction involving the Company or is not otherwise deemed to constitute a direct or indirect repricing of such Option or SAR.

12.2    Transferability of Incentives. No Incentive granted hereunder shall be transferred, pledged, assigned, hypothecated, alienated or otherwise encumbered or sold by the holder thereof, whether by operation of law or otherwise, and whether voluntarily or involuntarily (except in the event of the holder’s death by will or the laws of descent and distribution) and neither the Board, the Committee nor the Company shall be required to recognize any attempted assignment of such rights by any Participant. During a Participant’s lifetime, an Incentive may be exercised only by the Participant or by the guardian or legal representative of such person. In the event of a purported assignment, transfer or division which is otherwise prohibited hereunder, such Incentive, whether or not vested, shall be forfeited and cancelled, without the requirement of further notice or the payment of compensation.

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12.3    Withholding. The Company shall have the right to withhold from any payment or distribution made hereunder, or to collect as a condition of any such payment or distribution, any amount required by law to be withheld. Unless otherwise provided in an Incentive Agreement, a Participant who is an Employee may satisfy this obligation, in whole or in part, by directing the Company to withhold from any payment or distribution shares of Common Stock having a Fair Market Value equal to the minimum amount required to be withheld (or, if permitted by the Committee, such other rate as will not cause adverse accounting consequences and if permitted under IRS withholding rules) for federal and state tax purposes, including payroll taxes. Common Stock withheld hereunder shall be valued at Fair Market Value, determined as of the date on which such shares are otherwise subject to settlement or distribution hereunder.

12.4    Change in Control.

a.

Unless otherwise provided in an Incentive Agreement, a Participant's Separation from Service without Cause or for Good Reason during the 24-month period following a Change in Control shall have the following effect on the Participant's outstanding Incentives as of the date of the Participant's Separation Date: (i) all Options and SARs shall become immediately exercisable with respect to 100% of the shares subject to such Options or SARS, and (ii) all time-vesting restrictions on other Awards shall lapse. With respect to outstanding Incentives subject to performance conditions, unless otherwise provided in an Incentive Agreement, upon a Change in Control, all performance measures will be disregarded and the Incentive will convert to a corresponding time-vested Incentive at the target payout level, which will vest on the earlier of (i) the last day of the Performance Cycle, provided the Participant remains an Employee or consultant through the Performance Cycle, or (ii) the date of the Participant's Separation from Service without Cause or for Good Reason.

b.

In addition, in the event of a Change in Control, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company's shareholders or any Participant with respect to his or her outstanding Incentives, take one or more of the following actions:

i.

arrange for or otherwise provide that each outstanding Incentive shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”);

ii.

require that all outstanding Options and SARs be exercised on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised Options and SARs shall terminate;

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iii.

arrange or otherwise provide for the payment of cash or other consideration to Participants representing the value of such Awards in exchange for the satisfaction and cancellation of outstanding Awards; provided, however, that the case of any Option or SAR with an exercise price that equals or exceeds the price paid for a share in connection with the Change in Control, the Committee may cancel the Option or SAR without the payment of consideration therefor; or

iv.	make such other modifications, adjustments or amendments to outstanding Incentives or this Plan as the Committee deems necessary or appropriate, subject however to the terms of Section 3.5.

12.5    Additional Legal Requirements.

a.

Delivery of certificates representing shares of Common Stock issuable on the exercise or vesting of an Incentive shall be made by the Company promptly after receipt of notice of exercise and payment in full of the Exercise Price, if applicable, or the vesting of the Incentive or the Company may effect such delivery by means of book entry securities; provided, however, that the Company’s obligation to deliver certificates or make a book entry hereunder: (a) shall be contingent upon the execution of such agreements as the Company may request; (b) shall be contingent upon provision for the withholding of any taxes due upon the exercise or vesting of the Incentive; (c) may be postponed, in the sole discretion of the Company, for any period necessary to list, register or otherwise qualify the shares under Federal securities laws or any applicable state securities laws; and (d) may be conditioned upon the making of such additional representations and warranties or certifications as the Committee or the Company may reasonably request.

b.

Incentives granted hereunder and Common Stock issued in connection therewith shall be subject to all applicable Federal and state securities law requirements. Notwithstanding any provision of the Plan or any Incentive Agreement to the contrary, the Company shall have no obligation to issue Common Stock to a Participant hereunder if the Company reasonably determines that such issuance would constitute a violation of any applicable Federal or state securities law or any rule or regulation promulgated thereunder. The inability of the Company to issue Common Stock hereunder shall relieve the Company of any liability for the delay or failure to issue or sell such shares.

c.

The obligation of the Company or any of its Affiliates to deliver Common Stock to any Participant hereunder, or to deliver such stock free of restriction, shall be subject to all applicable laws, regulations, rules and approvals deemed necessary or appropriate by the Committee. Certificates for shares of Common Stock issued hereunder may be legended, as the Committee shall deem appropriate.

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12.6    Fractional Shares. No fractional shares shall be issued or delivered pursuant to the Plan or any Incentive hereunder. The Committee shall determine whether cash, securities, or other property shall be paid or transferred in lieu of a fractional share or whether such fractional share or any rights thereto shall be canceled, terminated, or otherwise eliminated.

12.7    Certificates. All certificates for shares of Common Stock issued hereunder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or any stock exchange upon which such shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

12.8    Additional Holding Period. Notwithstanding any provision of this Plan to the contrary, Common Stock issued with respect to any Incentive hereunder may be subject to such further holding period as the Committee deems necessary or appropriate.

12.9    Governing Law. The Plan and any Incentive granted under the Plan shall be governed by the laws of the State of Louisiana, without regard to the conflicts of laws provisions thereof.

12.10    Other Benefits. Incentives granted to a Participant under the terms of the Plan shall not impair or otherwise reduce such Participant’s compensation, life insurance or other benefits provided by the Company or its Affiliates; provided, however, that the value of Incentives shall not be treated as compensation for purposes of computing the value or amount of any such benefit.

12.11    No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, stock appreciation rights, restricted stock, and other types of Incentives provided for hereunder (subject to shareholder approval of any such arrangement if approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

12.12    Status. A Ledger Account established hereunder, including units credited thereto, shall be a bookkeeping entry only and shall not require the Company or any Affiliate to segregate or otherwise earmark or reserve assets. No shares of Common Stock shall be issued or issuable at the time units are credited to a Ledger Account established hereunder.

Neither the Plan nor any Incentive shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments (including shares of Common Stock) from the Company pursuant to an Incentive, such right shall be no greater than the right of any unsecured general creditor of the Company.

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12.13    Code Section 409A. If and to the extent units or other amounts credited to a Ledger Account hereunder are deemed to constitute deferred compensation within the meaning of Code Section 409A:

a.

If any amount is payable to a specified employee (as defined in Code Section 409A) on account of his or her Separation from Service, such payment shall be delayed until the date determined in accordance with such section, without liability for loss of investment opportunity or value on account of such delay.

b.	Any Incentive that may be paid or settled in one of two years hereunder shall be paid or settled in the later year.

To the extent any Incentive granted hereunder is deemed deferred compensation within the meaning of Code Section 409A, this Plan and any affected Incentive Agreement shall be interpreted and construed in accordance with such section; if the Committee reasonably determines that any Participant hereunder may be subject to the tax imposed under Code Section 409A, notwithstanding any provision of this Plan to the contrary, the Committee, in its discretion, may amend or rescind the terms of any Incentive hereunder to the extent necessary or advisable to avoid the imposition of such tax.

12.14    Incentive Agreements. The terms of each Incentive granted or awarded hereunder shall be evidenced by an Incentive Agreement setting forth the terms and conditions applicable to such Incentive; such agreement shall be made in writing or by such electronic means as the Committee deems appropriate.

12.15    Clawback. Notwithstanding any other provisions of this Plan, any Incentive which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

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Investar Holding Corporation

10500 Coursey Boulevard

Baton Rouge, Louisiana 70816

(225) 227-2222

www.investarbank.com

INVESTAR

ANNUAL MEETING OF INVESTAR HOLDING CORPORATION

Date: May 19, 2021
Time: 3:00 P.M. (Local Time)
Place: 10500 Coursey Blvd., 3rd Floor, Baton Rouge, Louisiana 70816

Please make your marks like this: ☒ Use dark black pencil or pen only

Board of Directors Recommends a Vote **FOR** proposals 1, 2, 3 and 4.

1: Election of 12 directors of Investar Holding Corporation for a one-year term expiring in 2022.

	For	Withhold	Directors Recommend
01 James M. Baker	☐	☐	For
02 Thomas C. Besselman, Sr.	☐	☐	For
03 James H. Boyce, III	☐	☐	For
04 Robert M. Boyce, Sr.	☐	☐	For
05 John J. D'Angelo	☐	☐	For
06 William H. Hidalgo, Sr.	☐	☐	For
07 Gordon H. Joffrion, III	☐	☐	For
08 Robert Chris Jordan	☐	☐	For
09 David J. Lukinovich	☐	☐	For
10 Suzanne O. Middleton	☐	☐	For
11 Andrew C. Nelson, M.D.	☐	☐	For
12 Frank L. Walker	☐	☐	For

	For	Against	Abstain	
2: Ratification of appointment of Horne LLP as our independent registered public accountants for 2021.	☐	☐	☐	For
3: Approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐	For
4: Approval of the Amended and Restated Investar Holding Corporation 2017 Long-Term Incentive Plan.	☐	☐	☐	For

To attend the meeting and vote your shares in person, please mark this box. ☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here ____________ Please Date Above ____________

Please Sign Here ____________ Please Date Above ____________

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

INVESTAR

Annual Meeting of Investar Holding Corporation to be held on Wednesday, May 19, 2021 for Holders as of March 22, 2021

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:

INTERNET

Go To
www.proxypush.com/ISTR
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

Call
855-652-7332
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL

- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints John J. D'Angelo and Van R. Mayhall, III and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Investar Holding Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2, 3, AND 4, AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 5.

All votes for 401(k) participants must be received by 5:00 P.M., EDT, May 14, 2021.

PROXY TABULATOR FOR

Investar Holding Corporation
P.O. BOX 8016
CARY, NC 27512-9903

Proxy — Investar Holding Corporation
Annual Meeting of Shareholders
May 19, 2021, 3:00 p.m. (Local Time)
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints John J. D'Angelo and Van R. Mayhall, III (the "Named Proxies") and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Investar Holding Corporation, a Louisiana corporation ("the Company"), the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 10500 Coursey Blvd., 3rd Floor, Baton Rouge, Louisiana 70816, on Wednesday, May 19, 2021 at 3:00 p.m. (Local Time) and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:

1. Proposal 1; Election of directors of Investar Holding Corporation.
2. Proposal 2; Ratification of appointment of Horne LLP as our independent registered public accountants for 2021.
3. Proposal 3; Approval, on an advisory basis, of the compensation of our named executive officers.
4. Proposal 4; Approval of the Amended and Restated Investar Holding Corporation 2017 Long-Term Incentive Plan.
5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors of the Company recommends a vote "FOR" all nominees for director, and "FOR" Proposals 2, 3, and 4.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees for director, and "FOR" Proposals 2, 3, and 4. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

→ Please separate carefully at the perforation and return just this portion in the envelope provided. →